Exhibit (c)(3) PRELIMINARY WORKING DRAFT – SUBJECT TO FURTHER REVIEW AND MODIFICATION PRESENTATION TO THE INDEPENDENT DIRECTORS OF SHELL MIDSTREAM PARTNERS GP LLC March 28, 2022

Table of Contents I. Executive Summary 2 II. Summary of Due Diligence to Date 5 III. SHLX Summary Asset Detail 10 IV. Review of SHLX Management Projections 19 V. Preliminary Illustrative Valuation Analysis 30 VI. Appendix 45 Tab A: Additional Asset Detail 46 Tab B: Additional Financial Detail 92 Tab C: Additional Reference Materials 106 1

I. EXECUTIVE SUMMARY 2

Executive Summary § Intrepid has prepared the following materials for the Conflicts Committee (the “Committee”) of the Board of Directors of Shell Midstream Partners GP LLC, the general partner of Shell Midstream Partners, L.P. (“SHLX” or the “Partnership”), regarding the proposed acquisition of all the common units representing limited partner interests in SHLX not already owned by Shell Pipeline Company LP (“SPLC”), a subsidiary of Shell plc (“Shell”), from the current holders of such units (the “Unaffiliated Common Unitholders”) (the “Proposed Transaction”) § Shell currently owns 269.5mm SHLX common units (68.5% of total common units outstanding), (1) 50.8mm Series A perpetual convertible preferred units (72.1% ownership on an as-converted basis) and the non-economic general partner of SHLX § Prior to the market opening on February 11, 2022, SHLX announced the receipt of a non-binding proposal from SPLC to acquire the publicly-held SHLX common units from the Unaffiliated Common Unitholders for $12.89 per unit in cash (the “Initial Proposal”) – The Initial Proposal implied an “at market” offer based on SHLX’s prior closing price on February 10, 2022 and a 1.6% premium to the unaffected 30-day VWAP § The materials herein include: – SHLX’s recent trading performance – An update on Intrepid’s due diligence on SHLX to date and certain open items – Overview of SHLX’s assets and operations – Overview of SHLX’s financial projections, as furnished to Intrepid by SHLX Management – Preliminary valuation analysis of SHLX’s common units 3 (1) Preferred units convert to common on a one-for-one basis and are currently out of the money ($23.63 issue price). Source: Public disclosure, FactSet.

CONFIDENTIAL

SHLX Trading Analysis Since Proposal

Price Performance and Volume Since Proposal


$14.50
$14.00
$13.50
$13.00
$12.89
$12.50
$12.00
$11.50
Unit Price ($) | Indexed to SHLX
10,000
8,000
6,000
4,000
2,000
--
Volume (000)
SHLX: $14.31
+11%
Diversified:
+8%
Shell
Proposal: $12.89
LT&S: +0%
Unaffected 30-Day ADTV: 1,288
2/10/22 (Unaffected)
2/15/22
2/18/22
2/24/22
3/01/22
3/04/22
3/09/22
3/14/22
3/17/22
3/22/22
3/25/22
Volume
LT&S Peers(1)
Diversified Peers(2)
SHLX
Shell Proposal
Unaffected 30-Day ADTV

Cumulative Price Performance Since Proposal

Date		SHLX Closing Price	Perf. Since Proposal			Relative Perf. Since Proposal	
			SHLX	LT&S	Diversified	LT&S	Diversified
Unaffect.	2/10/22	$12.89					
T+1	2/11/22	$13.68	+6.1%	+2.9%	+2.3%	+3.2%	+3.8%
T+2	2/14/22	$13.63	+5.7%	+1.1%	(0.0%)	+4.6%	+5.8%
T+3	2/15/22	$13.63	+5.7%	+0.3%	(0.4%)	+5.4%	+6.2%
T+4	2/16/22	$13.65	+5.9%	+0.8%	(0.6%)	+5.1%	+6.5%
T+5	2/17/22	$13.60	+5.5%	(0.8%)	(1.4%)	+6.3%	+6.9%
T+26	3/21/22	$14.01	+8.7%	(2.7%)	+3.8%	+11.4%	+4.8%
T+27	3/22/22	$14.03	+8.8%	(2.6%)	+3.7%	+11.4%	+5.1%
T+28	3/23/22	$14.00	+8.6%	(2.5%)	+4.5%	+11.1%	+4.1%
T+29	3/24/22	$14.23	+10.4%	(0.5%)	+5.8%	+10.9%	+4.6%
T+30	3/25/22	$14.31	+11.0%	+0.4%	+8.3%	+10.6%	+2.7%

Relative Trading Volumes Since Proposal

Date		SHLX		LT&S % of 30d Avg.		Diversified % of 30d Avg.	
		Units (mm)	% of 30d Avg.[1]	Peer Average	Relative %	Peer Average	Relative %
Unaffect.	2/10/22	2.0	155%	109%	46%	127%	28%
T+1	2/11/22	9.5	734%	160%	574%	138%	596%
T+2	2/14/22	3.8	296%	116%	180%	109%	187%
T+3	2/15/22	2.3	177%	98%	79%	82%	96%
T+4	2/16/22	2.2	168%	111%	57%	79%	89%
T+5	2/17/22	2.8	216%	123%	94%	84%	132%
T+26	3/21/22	1.1	88%	64%	24%	87%	1%
T+27	3/22/22	0.9	73%	44%	29%	67%	7%
T+28	3/23/22	1.2	91%	61%	30%	60%	30%
T+29	3/24/22	1.3	103%	69%	34%	65%	38%
T+30	3/25/22	1.4	109%	55%	55%	88%	21%

Note: Market data as of March 25, 2022.
(1) Includes DKL, GEL, HEP, MMP, NS and PBFX.
(2) Includes ENB, EPD, ET, KMI, MPLX, OKE, PAA and WMB.
(3) SHLX 30-day ADTV based on 30 trading days prior to receiving the proposal.
Source: FactSet, company disclosure.

INTREPID | 4

II. SUMMARY OF DUE DILIGENCE TO DATE 5

Summary of Intrepid’s Due Diligence to Date § March 1, 2022 – Intrepid provides initial due diligence and data request list to SHLX § March 9, 2022 – in-person management presentation with SHLX Management § March 9, 2022 – Intrepid receives access to SHLX virtual dataroom § March 15, 2022 – Intrepid provides follow-up due diligence and data request items to SHLX § March 16, 2022 – SHLX provides first set of responses to Intrepid due diligence questions § March 18, 2022 – call between Intrepid and SHLX to discuss due diligence procedures and schedule for breakout sessions on specific assets/segments § March 22, 2022 – call between Intrepid and SHLX to discuss offshore GoM tariff, volume, and revenue projection file § March 23, 2022 – call between Intrepid and SHLX Management to discuss necessary adjustments to projection forecast presented on March 9 in order to bring current with SHLX Management’s most recent assumptions § March 25, 2022 – call between Intrepid and SHLX to discuss refined products, onshore crude segment and offshore GoM assets and operations § March 29, 2022 – call between Intrepid and representatives from Colonial and Explorer 6

Key Due Diligence Open Items SHLX § Receive updated “base case,” which will be adjusted to incorporate latest assumptions from Management SHLX Management (i.e., items in Management Presentation noted as Selected Key Changes Projection Since Business Plan (Not in Presented Financials)) Model § Determine if alternative assumptions/sensitivity cases are required/appropriate Sensitivity Cases § Work with SHLX Management to develop, as needed § Intrepid has requested supplemental historical operating/financial data to provide additional Additional context to SHLX Management’s projections prior to impacts from the pandemic Historical Data § Review to assist in development of sensitivity cases, as appropriate Proportional § Intrepid has requested additional data on SHLX’s equity method investments to examine EBITDA Data EBITDA multiples on a proportionally consolidated basis § Receive financial projection models used during prior Conflicts Committee drop- Drop-Down down/simplification transactions Projection Forecasts § Review to assist in development of sensitivity cases, as appropriate 7

CONFIDENTIAL

Key Diligence Focus Areas / Value Drivers

Segment ('22E DCF Contrib.)[(1)]	Key Focus Areas ('22E DCF Contrib.)[(1)]	Select Diligence Topics & Potential Forecast Sensitivities
Offshore Gulf of Mexico ($422mm; 57%)	▪ Amberjack ($135mm, 18%) ▪ Mars ($108mm, 15%) ▪ Mattox ($70mm, 9%)	**Selected Diligence Topics** ▪ Volume profile and tariffs ▪ Key producing fields, tie-backs, and growth areas ▪ Contract structure, including Mattox minimum volume commitments ▪ FID and pre-FID projects that will/could connect to SHLX's assets ▪ Mars/Auger expansion projects and Odyssey re-route project **Potential Forecast Sensitivities** ▪ Upside: (i) acceleration of in-fill development in high commodity price environment, (ii) volumes from Beacon's Shenandoah project (post-FID), (iii) Mars second cavern re-contracted upon expiration ▪ Downside: (i) higher than expected decline of existing production (ii) cancellation and/or delay of Equinor's North Platte project
Refined Products ($188mm; 25%)	▪ NORCO ($84mm, 11%) ▪ Explorer ($70mm, 9%) ▪ Colonial ($10mm, 1%)	**Selected Diligence Topics** ▪ NORCO failed sale leaseback accounting and cash flow treatment ▪ Explorer's North Dallas expansion project ▪ Colonial distribution reinstatement timeline ▪ Updates/impacts related to Colonial's pending legal case, cyberattack, and Huntersville, NC gasoline release ▪ Renewable fuels opportunities for Colonial and Explorer ▪ Impacts from recent run-up in commodity prices **Potential Forecast Sensitivities** ▪ To be refined following breakout session with SPLC/SHLX team

(1) 2022E DCF is per SHLX management's unadjusted forecast and does not include corporate expenses.
Source: SHLX management.

INTREPID | 8

CONFIDENTIAL

Key Diligence Focus Areas / Value Drivers

Segment ('22E DCF Contrib.)[1]	Key Focus Areas ('22E DCF Contrib.)[1]	Select Diligence Topics & Potential Forecast Sensitivities
Onshore Crude ($83mm; 11%)	▪ Zydeco ($66mm, 9%)	**Selected Diligence Topics** ▪ Alliance/Convent refinery closures and commercial impacts ▪ Spot vs. contracted volume profile and upcoming contract expirations – Ability to re-contract, especially after 2024/2029 expirations ▪ Impact to volumes and cash flows from current commodity price environment ▪ Potential to move heavier crude barrels **Potential Forecast Sensitivities** ▪ Upside: (i) higher than expected utilization and rates and (ii) lower than expected capex ▪ Downside: (i) lower than expected utilization and rates and (ii) higher than expected capex
Other Assets ($49mm; 6%)	▪ n/a	▪ n/a

(1) 2022E DCF is per SHLX management's unadjusted forecast and does not include corporate expenses.
Source: SHLX management.

INTREPID | 9

III. SHLX SUMMARY ASSET DETAIL 10

CONFIDENTIAL

SHLX Asset Portfolio Overview

Refined Products

- ~3,500 MBbls/d of throughput capacity and ~7,400 miles of pipelines across the Colonial, Explorer and Bengal systems
- Connections along the entire East Coast
- ~15,400 MBbls of refined products terminal capacity in WA, OR, LA, IL and TX

Onshore Crude

- ~2,100 MBbl/d of throughput capacity across 400+ miles of crude pipelines, primarily Zydeco system
- Over 5,000 MBbls of crude storage terminals at LOCAP (LA) and Lockport (IL) facilities

Refinery Gas Pipelines

- Network of ~100 miles of gas pipelines
- Connects Shell Chemical sites (including Shell's NORCO and Deer Park refineries) to multiple refineries and plants along the Gulf Coast
- Secured by long-term take-or-pay contracts



2022E – 2026E Annual DCF Contribution ($mm)[1]


Offshore GoM Pipelines
Refined Products
Onshore Crude
Refinery Gas Pipelines
Permian Gas G&P
$742
$10
$39
$83
$188
$422
$852
$13
$42
$66
$243
$488
$823
$15
$41
$54
$259
$454
$826
$17
$42
$54
$273
$440
$875
$18
$44
$58
$273
$482
2022E
2023E
2024E
2025E
2026E

Legend

- Onshore Crude Pipelines/ Tank Storage
- Refined Products Pipelines/ Terminal Storage
- Offshore GoM Pipelines
- Permian Gas G&P Pipelines
- Refinery Gas Pipelines

Permian Gas G&P

- Joint venture with Crestwood Equity Partners
- 100,000 dedicated acres in Loving and Ward counties
- 20-year gathering and compression contract

Offshore GoM Pipelines

- Located primarily in the eastern and central Gulf to provide optionality for deepwater producers
- ~3,600 MBbl/d of throughput capacity and ~1,600 miles of pipelines across 10 systems
- Multiple delivery points across Louisiana coast including Clovelly, Houma, Empire, and St. James

(1) 2022E DCF is per SHLX management's unadjusted forecast and does not include corporate expenses.
Source: SHLX management, public disclosure.

INTREPID | 11

1 Asset Overview – Offshore GoM (1) 2022E DCF Contribution ($mm) MISSISSIPI TEXAS LOUISIANA ZYDECO St. James NORCO DELTA Houston Offshore Clovelly Empire GoM ODYSSEY Houma Petronius $422 Texas City ENDYMION 57% Del Delt ta a NA KIKA $26 $26 Horn Mountain Deep Aug Auge er r MARS Delta House 6% 6% AUGER Poseidon Poseidon MATTOX $24 $24 Appomatox * AMBERJACK $35 $35 Who Dat Mat Matt tox ox 6% 6% NaKika NaKika Na Kika * 8% 8% $70 $70 $1 $14 4 PROTEUS Ursa 17 17% % 3% 3% Mars Endymio Endymion n Olympus Thunderhorse $5 $5 * Coelacanth POSEIDON Vito 1% 1% Enchilada Proteus Proteus Stampede * $3 $3 Mars Mars AMBERJACK * 1% 1% $1 $108 08 Legend Auger Amberj Amberjack ack 26% 26% Atlantis Anchor Odyssey Odyssey Holstein Tahiti * $1 $135 35 Magnolia Terminals / Refineries $2 $2 Mad Dog 32% 32% Big Foot 0% 0% Argos Anchor Platforms Shell Shell Midstream Partners Lucius Jack St. Malo Third Party (1) 2022E DCF is per SHLX management’s unadjusted forecast and does not include corporate expenses. Source: SHLX management. 12 * Denotes equity method investment.

1 Asset Overview – Offshore GoM (continued) SHLX Accounting ’22E DCF (1) Asset Operator Interest Treatment Commodity Contribution Amberjack 75% A / 50% B Equity method Crude 18% A B Mars 71.5% Equity method Crude 15% Mattox 79.0% Equity method Crude 9% C D Poseidon 36.0% Equity method Crude 5% E Delta 100.0% Consolidated Crude 4% F Auger 100.0% Consolidated Crude 3% G Na Kika 100.0% Consolidated Crude 2% H Endymion 10.0% Equity method Crude 1% I Proteus 10.0% Equity method Crude <1% J Odyssey 71.0% Consolidated Crude <1% 57% Total (~48% equity method) (1) DCF metrics are per SHLX management’s unadjusted forecast and does not include corporate expenses. 13 Source: SHLX management.

CONFIDENTIAL

2 Asset Overview – Onshore Crude


2022E DCF Contribution ($mm)(1)
Locap $4* 5%
Lockport $13 16%
Zydeco $66 79%
Onshore Crude $83 11%
LOUISIANA
TEXAS
BRIDGE TEX
PERMIAN EXPRESS
MARKET LINK (KEYSTONE)
WEST TEXAS GULF
ETCOP
LONGHORN
EAGLEBINE
CHANNELVIEW JUNCTION
TED COLLINS
NEDERLAND TERMINALS
PORT NECHES
LAFAYETTE
LAKE CHARLES
ERATH
NEW IBERIA
ST. JAMES
MAUREPAS
MAUREPAS
NORCO
DELTA
VALERO
ST. CHARLES
LOCAP
ST. ROSE / IMTT
CLOVELLY-NORCO
HOUMA
CLOVELLY
MAGELLAN EAST HOUSTON (MEH)
KM CRUDE
ECHO
CAILLOU ISLAND
POSEIDON
MARS
Legend
Zydeco
Shell
Other Shell Midstream Partners
Third Party
Zydeco Tank Storage
Third Party Tank Storage
Refinery
Shell Docks

Note: Map excludes Lockport facility located in Illinois.
(1) 2022E DCF is per SHLX management's unadjusted forecast and does not include corporate expenses.
Source: SHLX management.
** Denotes equity method investment.*

INTREPID | 14

2 Asset Overview – Onshore Crude (continued) SHLX Accounting ’22E DCF (1) Asset Operator Interest Treatment Commodity Contribution Zydeco 100.0% Consolidated Crude 9% A B Lockport 100.0% Consolidated Crude 2% LOCAP 41.48% Equity method Crude 1% C Total 11% (1) DCF metrics are per SHLX management’s unadjusted forecast and does not include corporate expenses. 15 Source: SHLX management.

3 Asset Overview – Refined Products (1) 2022E DCF Contribution ($mm) NEW YORK PHILADELPHIA BALTIMORE CHICAGO WASHINGTON SPRINGFIELD RICHMOND JEFFERSON NORFOLK ST. LOUIS CITY Refined GREENSBORO Products KNOXVILLE RALEIGH $188 NASHVILLE 25% GREENVILLE CHARIOTTE TULSA CHATTANOOGA OKLAHAMA ATLANTA CITY Colo Colonial nial BIRMINGHAM $1 $10 0 * Tr Tri it to on n W We es st t 5% 5% COLUMBIA $1 $19 9 Be Ben ng ga al l 10 10% % * $5 $5 DALLAS 3% 3% BATON NORC NORCO O ROUGE $84 $84 Pacific Northwest HOUSTON 45% 45% AUSTIN AUSTIN NORCO NEW Explorer Explorer Colex ORLEANS * $70 $70 37% 37% Legend Bengal Pipeline Major Hub Colonial Pipeline Explorer Pipeline Terminal / Storage (1) 2022E DCF is per SHLX management’s unadjusted forecast and does not include corporate expenses. 16 Source: Company disclosure. * Denotes equity method investment.

3 Asset Overview – Refined Products (continued) SHLX Accounting ’22E DCF (1) Asset Operator Interest Treatment Commodity Contribution NORCO 100.0% Consolidated Refined Products 11% A B Explorer 38.59% Equity method Refined Products 9% Triton West 100.0% Consolidated Refined Products 3% C D Colonial 16.125% Equity method Refined Products 1% E Bengal / 50.0% Equity method Refined Products 1% 25% Total (11% equity method) (1) DCF metrics are per SHLX management’s unadjusted forecast and does not include corporate expenses. 17 Source: SHLX management.

4 Asset Overview – Other Assets SHLX Accounting ’22E DCF (1) Asset Operator Interest Treatment Commodity Contribution Refinery Gas Chemical A 100.0% Consolidated 5% Pipelines Feedstock Permian Gas B 50.0% Equity method Natural Gas 1% G&P Total 6% (1) DCF metrics are per SHLX management’s unadjusted forecast and does not include corporate expenses. 18 Source: SHLX management.

IV. REVIEW OF SHLX MANAGEMENT PROJECTIONS 19

Key Assumptions – SHLX Management Projections § Series A preferred units are converted on a one-for-one basis into common units in 1Q22 (1) – This has not occurred and the preferred is out of the money (conversion price of $23.63 ) – Intrepid has assumed the preferred does not convert in the Adj. SHLX Management case § WTI oil price forecast: – 2022: $53/bbl General & Corporate – 2023+: $58/bbl Assumptions § 1% tariff increase in 2022 (COVID-carryover) and 2% annual increase thereafter § 2% annual inflation rate for opex escalation § Flat distributions for the forecast ($1.20/unit annually) § No planned asset divestments or planned MLP dropdowns § $58mm of “unidentified” growth capex beginning 2024 that has not been allocated to a specific project (1) $23.63 reflects the issuance price. Series A preferred unitholders may convert the preferred units into common units on a one-for-one basis. 20 Source: Company disclosure.

CONFIDENTIAL

1 Key Assumptions – SHLX Management Projections (continued)

Offshore GoM Pipelines

General	▪ Volume profile – Risked by internal SHLX/SPLC team based on FID status and probability – Excluding North Platte, no non-FID growth projects beyond 2024 – Generic 4% annual decline when producer projections unavailable ▪ Pipeline loss allowance ("PLA") ranges from 0.0% to 0.2%; based on strip of \$53 in 2022, \$58 in 2023+ ▪ Hurricane cash flow impact of \$16mm per year (\$8mm revenue; \$8mm JV earnings) ▪ \$40mm of aggregate maintenance capex from 2022 – 2026 (primarily Odyssey in 2022) ▪ Per SHLX Management, majority of growth beyond 2026 focused on Amberjack, Mars, and Na Kika
1A **Amberjack**	▪ First oil from Anchor (Chevron) in 2024 with peak in 2026
1B **Mars**	▪ First oil from Powernap (Shell) and Vito (Shell) fields in 2022 – 65 MBbl/d expansion project completed in 2021 ▪ Second cavern renewal from May 2021 to April 2024 – No renewal upon expiration
1C **Mattox**	▪ Peak volumes from Rydberg field (Shell) in 2026
1D **Poseidon**	▪ No volumetric build-up provided ▪ Distribution to SHLX assumed to decrease 2% per annum beyond 2023
1E **Delta**	▪ Peak volumes in 2023
1F **Auger**	▪ \$41mm of North Platte (Equinor) lateral extension project capex begins 2022 with first oil in 2025 – Compares vs. public guidance of \$35mm - \$45mm capex spend and estimated incremental EBITDA of \$15mm - \$20mm
1G **Na Kika**	▪ Peak volumes in 2023
1H 1I **Endymion/ Proteus**	▪ Majority of volume from Thunderhorse (BP) and Appomattox (Shell) fields – Appomattox volume uptick in 2025 from additional tiebacks
1J **Odyssey**	▪ \$27mm maintenance capex in 2022 attributable to re-route project ▪ No volumes from QuarterNorth (f.k.a. Fieldwood) due to bankruptcy; assumes platform abandonment

Source: SHLX Management.

INTREPID | 21

2 Key Assumptions – SHLX Management Projections (continued) General§ Maintenance capex projections per current tank maintenance plan 2A § Transportation volumes decrease ratably from 350 MBbl/d in 1H22 to 250 MBbl/d by 2025 – Tariff increase from $0.81/Bbl to $0.97/Bbl over the same period § Upcoming contract expirations Zydeco – 2022 (two, one-year contracts; $43mm aggregate revenue) – 2024 (five-year contract; $14mm avg. annual revenue) – 2029 (11-year contract; $52mm avg. annual revenue) § $4mm of unidentified growth capital ($1mm per annum beginning 2023) 2B § Includes $18mm tank expansion project (two tanks) to facilitate southern movement of Canadian crude – Associated revenue risked at 50% Lockport § Upcoming contract expirations – 2022 (four contracts; $13mm aggregate revenue); largest two contracts assumed to be re-contracted 2C § Distributions net to SHLX range from $4mm - $6mm during the forecast period vs. $6mm in 2020 and $2mm in 2021 LOCAP § No detail provided by SHLX Management on projected financial/operating metrics 22 Source: SHLX Management. Onshore Crude

CONFIDENTIAL

3 Key Assumptions – SHLX Management Projections (continued)

Refined Products

General	▪ Demand (excl. jet fuel) expected to return to pre-COVID levels by 2023 – Jet fuel demand expected to recover in 2024
3A **NORCO**	▪ Long-term contract with Shell until 2035 with CPI escalators – >$150mm of annual cash revenue (at MVC levels) ▪ Failed sale leaseback accounting treatment complicates comparability
3B **Explorer**	▪ SHLX Management adjusted the projection forecast shown to the Explorer Board of Directors to reflect more aggressive demand recovery – 6.0% and 1.2% volume and tariff CAGR from 2021 – 2026, respectively[(1)] – 8.2% distribution CAGR from 2021 – 2026, respectively ▪ North Dallas expansion project operational 2Q22
3C **Triton West**	▪ Revenue at contracted levels through projection period – Existing contracts expire 4Q27 ▪ Maintenance capex projections per current tank maintenance plan ▪ Cost savings through 2031 due to recent divestiture of Seattle dock in 4Q21
3D **Colonial**	▪ Per SHLX Management, projection forecast is in-line with figures shown to SHLX Board in 4Q21 – Projections reflect negative impact of ongoing FERC rate case – 0.4% and 5.9% volume and tariff CAGR from 2021 – 2026, respectively[(1)] – Assumes dividend is reinstated in 2022
3E **Bengal**	▪ Distributions net to SHLX equate to $5mm - $6mm during the forecast period vs. $17mm in 2020 and $11mm in 2021 ▪ No detail provided by SHLX Management on projected financial/operating metrics

(1) Tariff calculations reflect revenue per barrel and may include sources of revenue other than transportation (e.g., transmix, PLA, storage, blending, etc.).
Source: SHLX Management.

INTREPID | 23

4 Key Assumptions – SHLX Management Projections (continued) 4A § Revenue at contracted levels through projection period Refinery Gas – Existing contracts expire 2Q27 Pipelines § No opex assumed for lowering pipeline project 4B § Consistent with detailed 5-year plan assembled by Crestwood (operator) – Plan assembled prior to Shell’s divestiture to ConocoPhillips § Well connect schedule (see below) 2022E 2023E 2024E 2025E Permian Gas Shell (now ConocoPhillips) 36 45 45 45 G&P Battalion / Point Energy 6 6 6 6 Total 42 51 51 51 24 Source: SHLX Management. Other Assets

Projection Case Comparison Intrepid has adjusted the SHLX Management Case to remove the assumed preferred conversion in 1Q22 and adjust interest expense EBITDA ($mm) DCF Cash Costs ($mm) Equity Investment Contribution Open diligence item; SHLX has verbally indicated interest $mm $455 $536 $543 $548 $565 expense in SHLX Management Case is incorrect (i.e., too low) $176 % of EBITDA 64% 67% 69% 70% 68% $162 $153 $152 $148 $827 $827 $48 $800 $800 $786 $786 $783 $783 $48 $48 $48 $48 $716 $716 $37 $89 $25 $10 $82 $80 $21 $79 $21 $64 $37 $25 $21 $21 $10 $94 $91 $89 $84 $79 $59 $58 $57 $54 $52 2022E 2023E 2024E 2025E 2026E Interest Expense Maintenance Capex Preferred Distributions 2022E 2023E 2024E 2025E 2026E Distributable Cash Flow ($mm) Total Debt / LTM EBITDA $748 $736 $704 $703 $679 $648 $627 $630 $624 3.4x 3.4x $540 2.9x 2.8x 2.8x 2.7x 2.6x 2.5x 2.3x 2.2x 2022E 2023E 2024E 2025E 2026E DCF / Unit $1.41 / $1.37 $1.66 / $1.65 $1.59 / $1.59 $1.58 / $1.60 $1.68 / $1.73 2022E 2023E 2024E 2025E 2026E Coverage 1.2x / 1.1x 1.4x / 1.4x 1.3x / 1.3x 1.3x / 1.3x 1.4x / 1.4x SHLX Management Case Adj. SHLX Management Case 25 Source: SHLX Management.

Historical and Projected Financial Summary | Adj. SHLX Management Case EBITDA ($mm) Total Distributable Cash Flow ($mm) ’22E - ’26E CAGR: 5.9% ’22E - ’26E CAGR: 3.7% $827 $679 $658 $800 $648 $630 $786 $783 $619 $623 $624 $767 $540 $730 $720 $716 2019A 2020A 2021A 2022E 2023E 2024E 2025E 2026E LP DCF per Unit / LP DPU $1.77 / $1.75 $1.86 / $1.84 $1.58 / $1.36 $1.37 / $1.20 $1.65 / $1.20 $1.59 / $1.20 $1.60 / $1.20 $1.73 / $1.20 LP Distribution Coverage 2019A 2020A 2021A 2022E 2023E 2024E 2025E 2026E 1.0x 1.0x 1.2x 1.1x 1.4x 1.3x 1.3x 1.4x (1) Free Cash Flow ($mm) Total Debt / LTM EBITDA ’22E - ’26E CAGR: 5.6% 3.8x $657 3.7x $643 $622 $619 $609 $605 3.5x $596 3.4x $517 2.9x 2.8x 2.6x 2.3x 2019A 2020A 2021A 2022E 2023E 2024E 2025E 2026E 2019A 2020A 2021A 2022E 2023E 2024E 2025E 2026E Growth Capex ($mm) Total Debt + Pref. / EBITDA $10 $1 $4 $23 $26 $28 $25 $36 3.7x 5.1x 5.4x 5.1x 4.4x 4.3x 4.2x 3.7x 26 (1) Free Cash Flow calculated as Distributable Cash Flow less Growth Capex. Source: SHLX management, public disclosure.

SHLX Financial Forecast Detail | Adj. SHLX Management Case '22E - '26E ($ in millions, except per unit data) 2022E 2023E 2024E 2025E 2026E CAGR Offshore GoM EBITDA 450 489 459 445 484 2% Onshore Crude EBITDA 92 76 72 70 75 (5%) Refined Products EBITDA 153 207 228 241 241 12% Other EBITDA 50 57 56 59 62 6% Asset Level EBITDA $745 $829 $815 $815 $862 4% (-) Corporate Adjustments (29) (29) (29) (32) (35) EBITDA $716 $800 $786 $783 $827 4% (-) Maintenance Capex (37) (10) (25) (21) (21) (-) Interest Expense (91) (94) (89) (84) (79) (-) Preferred Distributions (48) (48) (48) (48) (48) Total Distributable Cash Flow $540 $648 $624 $630 $679 6% (-) Growth CapEx (23) (26) (28) (25) (36) Free Cash Flow $517 $622 $596 $605 $643 6% (-) Distributions (472) (472) (472) (472) (472) Free Cash Flow (After Distributions) $46 $150 $124 $133 $171 39% Units Outstanding Total Units Outstanding (mm) 393.3 393.3 393.3 393.3 393.3 DCF / Unit $1.37 $1.65 $1.59 $1.60 $1.73 6% Distribution per Common Unit $1.20 $1.20 $1.20 $1.20 $1.20 --% YoY Distribution Growth (12%) --% --% --% --% Coverage 1.1x 1.4x 1.3x 1.3x 1.4x Balance Sheet Summary Cash $150 $150 $150 $150 $150 Debt 2,461 2,311 2,187 2,054 1,882 Preferred Equity 1,200 1,200 1,200 1,200 1,200 Debt / LTM EBITDA 3.4x 2.9x 2.8x 2.6x 2.3x Debt + Pref. / LTM EBITDA 5.1x 4.4x 4.3x 4.2x 3.7x 27 Source: SHLX Management.

SHLX Wall Street Research Comparison Research Analyst Perspectives EBITDA ($mm) 2022E $737 $866 (n=5) $716 $811 2023E $777 $894 ’22E – ’24E CAGR: (n=5) $848 $800 Consensus: 5.1% 2024E Adj. Mgmt.: 4.8% $861 $918 (n=2) $786 $895 $650 $700 $750 $800 $850 $900 $950 Distributable Cash Flow ($mm) 2022E $625 $760 (n=5) $705 $540 2023E $687 $819 ’22E – ’24E CAGR: (n=5) $748 $648 Consensus: 5.6% Adj. Mgmt.: 7.5% 2024E $760 $837 $624 $787 (n=2) $525 $575 $625 $675 $725 $775 $825 $875 Distribution per Unit 2022E $1.20 (n=5) $1.20 2023E $1.20 $1.24 ’22E – ’24E CAGR: (n=5) $1.22 $1.20 Consensus: 1.7% Adj. Mgmt.: 0.0% 2024E $1.20 $1.28 $1.20 $1.24 (n=2) $1.15 $1.18 $1.20 $1.23 $1.25 $1.28 $1.30 Adj. SHLX Management Case Wall Street Consensus 28 Note: Market data as of March 25, 2022. Source: Wall Street research, FactSet.

Commodity Price Comparison WTI ($/Bbl) $103 $87 $79 $79 $70 $68 $58 $58 $53 2022 2023 2024 SHLX Strip (3/25/22) Wall Street - Median Henry Hub ($/MMbtu) $5.58 $4.41 $3.84 $3.71 $3.44 $3.18 2022 2023 2024 Strip (3/25/22) Wall Street - Median Source: Company disclosure, FactSet, Wall Street research, Bloomberg. 29 Note: Market data as of March 25, 2022.

V. PRELIMINARY ILLUSTRATIVE VALUATION ANALYSIS 30

Summary of Valuation Methodologies Used Methodology Description / Key Metrics § Valuation based on trading metrics of selected peers: – Liquids Transportation and Storage Peers: DKL, GEL, HEP, MMP, NS, PBFX Comparable Public – Diversified Peers: ENB, EPD, ET, KMI, MPLX, OKE, PAA, WMB Company Trading Analysis§ Metrics included: (i) TEV/EBITDA, (ii) LP Distributable Cash Flow Yield and (iii) LP Distribution Yield – TEV/EBITDA and LP distributable cash flow yield evaluated on a 2022E and 2023E basis and LP distribution yield evaluated on a 2022E basis § Valuation based on the present value of future cash flows expected to be generated by SHLX and an assumed terminal value (calculated by applying a range of terminal yields to 2026E cash flow at the end of the projection period) – Evaluated on a levered FCF and distribution discount model (“DDM”) basis Discounted Cash – Ranges of terminal yields based on trading multiples of public companies operating with similar asset profiles Flow Analysis – Discount rate range reflective of SHLX’s cost of equity capital (“Ke”) o SHLX cost of equity capital implied by CAPM and an analysis of public companies operating with similar asset profiles § Valuation based on metrics for comparable MLP buy-in transactions Precedent § Metrics included: (i) LP Distributable Cash Flow Yield and (ii) LP Distribution Yield Transactions – Evaluated on a FY+1 basis Precedent § Premiums paid analysis based on comparable MLP buy-in transactions Premiums Paid Historical Market Valuations and § Analyzed historical market trading performance and valuation Wall Street Research (For § Reviewed research analyst price targets included in equity research from eight investment banks Reference Only) 31

Preliminary Illustrative Valuation Analysis (1) Implied Unit Price ($/unit) Methodology Metrics Range Initial Proposal: Current Price: $14.31 $12.89 Unaffected 52-Week Trading Range Market Trading $10.86 $16.14 (Low - High) (2) Wall Street Unit Price Target Range $12.50 $14.00 (Low - High) Research Trading Refer to Trading Comparables Range of Metrics (3) $12.11 $14.67 Valuation Analysis Comparables Cost of Equity: 12.25% - 7.25% PV of Levered FCF $11.78 $15.59 Terminal Yield: 12.50% - 11.00% Discounted Cash Flow Cost of Equity: 12.25% - 7.25% PV of LP DPU $12.98 $18.08 Terminal Yield: 8.00% - 6.50% Precedent Refer to Precedent Transactions Range of Metrics (3) $12.91 $17.16 Valuation Analysis Transactions Precedent Premium to Unaffected Unit 10.0% - 15.0% $14.18 $14.82 Price: $12.89 Premiums Paid Note: Market data as of March 25, 2022. $6.00 $12.00 $18.00 $24.00 (1) Based on $2.4bn of net debt, $1.2bn preferred equity and 393.3mm units outstanding as of December 31, 2021. (2) Forward target price. 32 (3) Reflects average low and average high implied unit price. Source: SHLX management, Wall Street research, public disclosure, FactSet, Bloomberg. For Reference Only

Preliminary Illustrative Valuation Analysis – Trading Comparables ($mm, unless otherwise noted) (1) Implied Unit Price ($/unit) Methodology Metrics Range Initial Proposal: Current Price: $14.31 $12.89 2022E EBITDA: $716 10.25x - 11.75x $9.62 $12.35 2023E EBITDA: $800 9.75x - 11.25x $10.79 $13.84 Trading 2022E LP DCF / Unit: $1.37 11.50% - 10.00% $11.95 $13.74 Comparables 2023E LP DCF / Unit: $1.65 12.50% - 11.00% $13.18 $14.98 2022E LP DPU: $1.20 8.00% - 6.50% $15.00 $18.46 2022E EBITDA - Consolidated EBITDA - Consolidated Assets: (2) Assets: $261 10.25x - 11.75x $7.82 $10.32 Illustrative Hybrid 2022E Distributions from Equity Distributions from Equity Inv.: Methodology Inv.: $455 11.50% - 10.00% 2023E EBITDA - Consolidated EBITDA - Consolidated Assets: (For Reference (2) Assets: $264 9.75x - 11.25x Only) $8.40 $10.90 2023E Distributions from Equity Distributions from Equity Inv.: Inv.: $536 12.50% - 11.00% $6.00 $12.00 $18.00 $24.00 Note: Market data as of March 25, 2022. (1) Based on $2.4bn of net debt, $1.2bn preferred equity and 393.3mm units outstanding as of December 31, 2021. 33 (2) Consolidated Asset EBITDA includes corporate adjustments. Source: SHLX management, public disclosure, FactSet. For Reference Only

Preliminary Illustrative Valuation Analysis – Precedent Transactions (1) Implied Unit Price ($/unit) Methodology Metrics Range Initial Proposal: Current Price: $14.31 $12.89 2022E LP DCF / Unit: $1.37 11.00% - 8.00% $12.49 $17.18 Precedent Transaction Analysis 2022E LP DPU: $1.20 9.00% - 7.00% $13.33 $17.14 $6.00 $12.00 $18.00 $24.00 Note: Market data as of March 25, 2022. 34 (1) Based on $2.4bn of net debt, $1.2bn preferred equity and 393.3mm units outstanding as of December 31, 2021. Source: SHLX management, FactSet, public disclosure.

CONFIDENTIAL

SHLX Price Performance

Two-Year Indexed Price Performance

Unaffected Trading Metrics[1]	
Period	**Metric**
Unaffected	$12.89
10-day VWAP	$12.77
20-day VWAP	$12.83
60-day VWAP	$12.08
180-day VWAP	$12.79
52-week VWAP	$13.06
52-week High	$16.14
52-week Low	$10.86

Time Period	SHLX	LT&S Peers	Diversified Peers	Shell ADR	AMZ
Since DPU Cut[1]	(5%)	+2%	+9%	+43%	+10%
LTM[1]	+13%	+24%	+29%	+42%	+33%
Since COVID Low [1][2]	+72%	+272%	+177%	+152%	+183%
Since Proposal	+11%	+0%	+8%	+2%	+5%



April 1, 2020
Eliminates IDRs and GP economic interests and acquires Shell's 79% interest in Mattox Pipeline; issues 160mm new units and $1.2bn convertible preferred for total transaction value of $3.8bn
July 22, 2021
Announces distribution of $0.30 per common unit; represents a 35% decrease from $0.46 per common unit the previous quarter
September 27, 2021
Announces outages and repairs related to Hurricane Ida will affect both net income and cash available for distribution
February 11th, 2022
Shell Midstream receives Shell's initial proposal to purchase remaining outstanding common units for $12.89 per unit
Initial Proposal: $12.89/unit
Unit Price ($) | Indexed to SHLX
$50
$40
$30
$20
$10
$9.50
$--
Volume ('000s)
12,000
9,000
6,000
3,000
--
LT&S Peers: +179%
AMZ: +136%
Diversified Peers: +118%
Shell ADR: +62%
SHLX: $14.31 51%
Mar-20
May-20
Jul-20
Sep-20
Nov-20
Jan-21
Mar-21
May-21
Jul-21
Sep-21
Nov-21
Jan-22
Mar-22
Volume
SHLX
Key Event
Diversified Peers(3)
LT&S Peers(4)
Shell ADR
AMZ

Note: Market data as of March 25, 2022.
(1) Reflects performance prior to receiving proposal from Shell on 2/11/22.
(2) Trading price performance since SHLX's covid-low of $7.51 on 3/18/20.
(3) Includes ENB, EPD, ET, KMI, MPLX, OKE, PAA and WMB.
(4) Includes DKL, GEL, HEP, MMP, NS, and PBFX.
Source: FactSet, company disclosure.

INTREPID

35

CONFIDENTIAL

SHLX Wall Street Research Summary

Price Targets and Ratings Prior to Proposal

	Broker	Date	Forward Price Target (Previous)	Rating
★	Stifel	3/15/22	$13.00	Hold
★	Credit Suisse	2/25/22	$13.00 ($12.00)	Hold
	Mizuho Securities	2/25/22	$14.00	Hold
★	Wells Fargo	2/24/22	$13.50 ($13.00)	Sell
	RBC Capital Markets	1/24/22	$14.00	Hold
	Barclays	1/19/22	$13.00	Hold
	JP Morgan	12/7/21	$13.00	Sell
	Bank of America	10/29/21	$12.50	Sell
	Max		**$14.00**	**0 Buy**
	Median (8 Brokers)		**$13.00**	**5 Hold**
	Mean (8 Brokers)		**$13.25**	**3 Sell**
	Min		**$12.50**	

★ **Denotes target increase following proposal from Shell**

Note: Market data as of March 25, 2022. Price Targets and Ratings excludes JonesTrading.
Source: Wall Street research, FactSet, Bloomberg.

Research Commentary After Proposal

"SHLX has highlighted intentions of appointing a conflicts committee to evaluate and negotiate the proposal. **We'd expect a slight premium to be negotiated in the event that the offer is accepted.** SHLX units currently trade at a ~5% premium to the offer price…our valuation is based on an NPV analysis and implies a ~9.50x multiple on our FY23 EBITDA estimate."

CREDIT SUISSE

February 25, 2022

"In some cases, the conflicts committee has been able to negotiate a higher takeout price. **For context, since 2020, the average premium paid by a sponsor to roll up its MLP subsidiary has been 5%.** Since 2020, there have been 3 deals where the sponsor ultimately made a revised offer: TCP, NBLX, and BPMP. **The average revised premium (relative to where the MLP was trading prior to the first offer) was 8%. Thus, we'd expect the conflicts committee to negotiate a revised premium of 5-8% based on historical precedents.**"

WELLS FARGO

February 14, 2022

"**We view Shell's proposed cash offer for the outstanding units of SHLX at $12.89/ unit as a starting point and think SHLX (through its conflict committee) will look to negotiate a higher final offer.** SHLX is already trading through the announced deal price, though some of this may be accounting for anticipated distributions on **SHLX prior to deal close (SHLX recently declared a quarterly distribution of $0.30/unit). Our current SOTP on SHLX is $14/unit, which implies a valuation just over 10x 2023 EBITDA.**"

RBC | RBC Capital Markets

February 11, 2022

INTREPID | 36

CONFIDENTIAL

Comparable Public Company Trading Analysis

($ in billions, except per share/unit data)

			Market		TEV/EBITDA		LP DCF Yield		FCF Yield[1]		Distribution Yield			Lev. (LTM EBITDA)		'22E - '24E CAGR	
	Company	Price	Cap.	TEV	2022E	2023E	2022E	2023E	2022E	2023E	LQA	2022E	2023E	Debt	Adj. Debt[2]	EBITDA	Distr.
LT&S Peers	Magellan Midstream Partners	$50.10	$10.6	$15.3	10.9x	10.6x	10.5%	11.0%	9.4%	9.2%	8.3%	8.3%	8.4%	3.7x	3.7x	3%	1%
	NuStar	15.34	1.7	6.2	8.8x	8.6x	20.6%	20.9%	11.7%	12.0%	10.4%	10.4%	10.4%	4.7x	5.7x	3%	0%
	Genesis Energy	12.51	1.5	5.9	10.5x	8.7x	11.8%	18.0%	2.1%	16.4%	4.8%	4.8%	4.8%	5.1x	6.0x	16%	2%
	Holly Energy Partners	17.68	2.2	4.0	9.8x	8.9x	14.6%	16.8%	12.9%	15.0%	7.9%	8.1%	9.4%	4.2x	4.2x	9%	17%
	Delek Logistics Partners	42.89	1.9	2.8	8.9x	7.8x	12.5%	12.6%	9.5%	13.6%	9.1%	9.3%	9.5%	3.4x	3.4x	11%	4%
	PBF Logistics	14.12	0.9	1.5	6.8x	6.6x	20.1%	21.5%	19.4%	20.9%	8.5%	8.5%	8.5%	2.6x	2.6x	2%	N/A
Diversified Peers	Enbridge	$46.36	$94.2	$174.0	14.3x	14.0x	9.2%	9.4%	5.3%	6.3%	5.9%	5.9%	5.9%	4.1x	4.2x	2%	0%
	Energy Transfer	10.57	32.6	95.4	8.1x	7.9x	20.5%	21.3%	15.0%	16.7%	6.6%	7.6%	9.3%	3.8x	4.1x	2%	16%
	Enterprise Products	25.47	55.4	85.7	9.6x	9.3x	12.2%	12.7%	9.6%	9.1%	7.3%	7.3%	7.6%	3.5x	3.7x	4%	3%
	Kinder Morgan	19.07	43.2	74.5	10.3x	10.1x	11.0%	11.6%	8.0%	8.1%	5.7%	5.8%	6.0%	4.1x	4.1x	1%	3%
	Williams	33.88	41.2	67.0	11.1x	10.8x	9.3%	9.8%	6.2%	6.8%	5.0%	5.1%	5.3%	4.1x	4.1x	3%	5%
	MPLX	33.34	33.8	54.3	9.5x	9.4x	13.8%	14.2%	11.6%	11.8%	8.5%	8.6%	8.9%	3.4x	3.5x	2%	5%
	ONEOK	72.27	32.2	45.9	12.4x	11.6x	8.9%	9.4%	6.8%	7.7%	5.2%	5.2%	5.3%	4.1x	4.1x	5%	3%
	Plains All American	11.33	8.0	22.3	9.7x	9.2x	19.0%	21.1%	14.4%	14.5%	6.4%	7.2%	7.7%	4.1x	4.7x	5%	9%
	Mean – All (14 Companies)				**10.0x**	**9.5x**	**13.9%**	**15.0%**	**10.1%**	**12.0%**	**7.1%**	**7.3%**	**7.6%**	**3.9x**	**4.1x**	**5%**	**5%**
	Median – All (14 Companies)				**9.7x**	**9.2x**	**12.3%**	**13.5%**	**9.5%**	**11.9%**	**7.0%**	**7.5%**	**8.1%**	**4.1x**	**4.1x**	**3%**	**3%**
	Mean – LT&S (6 Companies)				**9.3x**	**8.5x**	**15.0%**	**16.8%**	**10.8%**	**14.5%**	**8.2%**	**8.2%**	**8.5%**	**3.9x**	**4.3x**	**7%**	**5%**
	Median – LT&S (6 Companies)				**9.3x**	**8.6x**	**13.6%**	**17.4%**	**10.6%**	**14.3%**	**8.4%**	**8.4%**	**9.0%**	**3.9x**	**3.9x**	**6%**	**2%**
	Mean – Diversified (8 Companies)				**10.6x**	**10.3x**	**13.0%**	**13.7%**	**9.6%**	**10.1%**	**6.3%**	**6.6%**	**7.0%**	**3.9x**	**4.1x**	**3%**	**5%**
	Median – Diversified (8 Companies)				**10.0x**	**9.8x**	**11.6%**	**12.2%**	**8.8%**	**8.6%**	**6.1%**	**6.5%**	**6.8%**	**4.1x**	**4.1x**	**2%**	**4%**
	SHLX - Consensus		**$5.1**	**$8.6**	**10.7x**	**10.2x**	**13.9%**	**14.7%**	**13.2%**	**14.0%**	**9.3%**	**9.3%**	**9.4%**	**3.8x**	**4.6x**	**5%**	**2%**
	SHLX - Adj. Mgmt. Case		**$5.1**	**$8.6**	**12.0x**	**10.8x**	**10.7%**	**12.8%**	**10.2%**	**12.3%**	**9.3%**	**9.3%**	**9.3%**	**3.8x**	**4.6x**	**5%**	**0%**

Note: Market data as of March 25, 2022; pro forma announced M&A and capital markets activity. SHLX metrics are per the Initial Proposal and assume the adjusted SHLX management case.

(1) Represents DCF less growth capex.

(2) Adjusted debt reflects 50% debt treatment for preferred equity.

Source: Public disclosure, FactSet, Wall Street research, SHLX management.

INTREPID | 37

Discounted Cash Flow Analysis | Levered Free Cash Flow Projected Forecast Period ($mm, unless otherwise noted) 2022E 2023E 2024E 2025E 2026E Terminal EBITDA 716 $800 $786 $783 $827 (-) Maintenance Capex (37) (10) (25) (21) (21) (-) Interest Expense (91) (94) (89) (84) (79) (-) Preferred Distributions (48) (48) (48) (48) (48) Total Distributable Cash Flow $540 $648 $624 $630 $679 (-) Growth Capex (23) (26) (28) (25) (36) (±) Debt Borrowing / (Repayment) (257) (150) (124) (133) (171) Levered Free Cash Flow $261 $472 $472 $472 $472 (/) Average Units Outstanding (mm) 393.3 393.3 393.3 393.3 393.3 LFCF / Unit ( LFCFPU ) $0.66 $1.20 $1.20 $1.20 $1.20 Memo: LP DCF / Unit ( LP DCFPU ) $1.37 $1.65 $1.59 $1.60 $1.73 $1.73 Discounted LFCFPU (9.75% Ke) $0.62 $1.04 $0.95 $0.87 $0.79 Present Value of LFCFPU (9.75% Ke) $4.27 Terminal DCFPU $1.73 (/) Terminal Yield 11.8% Terminal Value (Undiscounted) $14.69 Present Value of Terminal Value (9.75% Ke) $9.23 Memo: % of Total 68.4% Implied Unit Price $13.50 Sensitivity Analysis PV of Terminal Value Implied Unit Price PV of Terminal DCFPU Yield LFCFPU 12.50% 12.13% 11.75% 11.38% 11.00% 12.50% 12.13% 11.75% 11.38% 11.00% 12.25% $4.03 $7.75 $7.99 $8.25 $8.52 $8.81 $11.78 $12.02 $12.28 $12.55 $12.84 11.00% 4.15 8.20 8.45 8.72 9.01 9.32 12.35 12.60 12.87 13.16 13.46 9.75% 4.27 8.68 8.94 9.23 9.53 9.86 12.95 13.21 13.50 13.80 14.13 8.50% 4.40 9.19 9.47 9.77 10.10 10.44 13.59 13.87 14.17 14.49 14.84 7.25% 4.53 9.74 10.04 10.36 10.70 11.06 14.27 14.57 14.89 15.23 15.59 38 Note: Discounted cash flow analysis based on quarterly cash flows discounted to January 1, 2022. Source: SHLX Management. Cost of Equity

CONFIDENTIAL

Discounted Cash Flow Analysis | Distribution Discount Model

($mm, unless otherwise noted)	2022E	2023E	2024E	2025E	2026E	Terminal
	Projected Forecast Period					
Total Distributable Cash Flow	$540	$648	$624	$630	$679	
(/) Average Units Outstanding (mm)	393.3	393.3	393.3	393.3	393.3	
DCF / Unit ("DCFPU")	$1.37	$1.65	$1.59	$1.60	$1.73	
LP Distribution / Unit ("DPU")	**$1.20**	**$1.20**	**$1.20**	**$1.20**	**$1.20**	**$1.20**
Memo: Implied Coverage	*1.15x*	*1.37x*	*1.32x*	*1.34x*	*1.44x*	
Discounted LP DPU (9.75% Ke)	$1.15	$1.04	$0.95	$0.87	$0.79	

Present Value of LP DPU (9.75% Ke)	**$4.80**
Terminal LP DPU	$1.20
(/) Terminal Yield	7.3%
Terminal Value (Undiscounted)	$16.55
Present Value of Terminal Value (9.75% Ke)	**$10.40**
Memo: % of Total	*68.4%*
Implied Unit Price	**$15.20**

Sensitivity Analysis

		PV of Terminal Value					Implied Unit Price				
		Terminal DPU Yield									
Cost of Equity	PV of DPU	8.00%	7.63%	7.25%	6.88%	6.50%	8.00%	7.63%	7.25%	6.88%	6.50%
12.25%	$4.56	$8.42	$8.83	$9.29	$9.80	$10.36	$12.98	$13.39	$13.85	$14.36	$14.92
11.00%	4.68	8.90	9.34	9.83	10.36	10.96	13.58	14.02	14.50	15.04	15.64
9.75%	4.80	9.42	9.89	10.40	10.96	11.60	14.22	14.69	15.20	15.76	16.40
8.50%	4.93	9.98	10.47	11.01	11.61	12.28	14.91	15.40	15.94	16.54	17.21
7.25%	5.06	10.57	11.09	11.67	12.30	13.01	15.64	16.16	16.73	17.37	18.08

Note: Discounted cash flow analysis based on quarterly distributions discounted to January 1, 2022.
Source: SHLX Management.

INTREPID | 39

Cost of Equity Capital (“Ke”) Analysis (1) ($ in billions, unless noted) Adj. Beta Levered Unlevered Market Value Net Net Debt / Tax Company of Equity Debt Preferred Total Cap. Rate 1-yr 3-yr 5-yr 1-yr 3-yr 5-yr Enbridge $94.2 $73.8 $4.1 42% 21% 0.65 0.85 0.85 0.40 0.52 0.52 Enterprise Products 55.4 27.6 2.7 32% -- 0.39 0.84 0.84 0.25 0.54 0.54 Kinder Morgan 43.2 31.3 -- 42% 21% 0.54 1.02 0.99 0.34 0.65 0.63 Williams 41.2 23.1 -- 35% 21% 0.46 1.10 1.07 0.33 0.77 0.76 MPLX 33.8 18.9 1.6 35% -- 0.42 0.81 0.80 0.26 0.50 0.50 Energy Transfer 32.6 48.7 6.1 51% -- 0.57 0.97 0.98 0.24 0.41 0.42 ONEOK 32.2 13.6 -- 30% 21% 0.84 1.48 1.36 0.63 1.11 1.02 Magellan Midstream Partners 10.6 4.7 -- 30% -- 0.56 0.97 0.92 0.39 0.67 0.64 Plains All American 8.0 8.8 2.7 40% -- 0.83 1.19 1.13 0.40 0.58 0.55 Holly Energy Partners 2.2 1.7 -- 43% -- 0.55 0.54 0.61 0.31 0.31 0.34 Delek Logistics Partners 1.9 0.9 -- 33% -- 0.32 1.04 0.98 0.22 0.70 0.66 NuStar 1.7 3.2 1.4 51% -- 0.63 0.92 1.01 0.17 0.25 0.27 Genesis Energy 1.5 3.0 1.1 50% -- 0.57 1.36 1.29 0.17 0.42 0.40 PBF Logistics 0.9 0.6 -- 40% -- 0.32 1.32 1.16 0.19 0.79 0.70 Mean 40% 0.55 1.03 1.00 0.31 0.59 0.57 Median 40% 0.55 0.99 0.98 0.29 0.56 0.55 Shell Midstream Partners $5.1 $2.4 $1.2 27% -- 0.39 0.80 0.80 0.23 0.47 0.47 Cost of Equity Calculation Cost of Equity Sensitivity Analysis Unlevered Beta (2) 2.6% Risk-Free Rate 0.40 0.48 0.55 0.63 0.70 (3) 0.55 Unlevered Beta 27.5% 7.3% 8.0% 8.8% 9.6% 10.3% 35.0% Target Net Debt / Total Cap. 31.3% 7.5% 8.3% 9.1% 9.9% 10.7% 0.85 Levered Beta (4) 35.0% 7.7% 8.6% 9.5% 10.3% 11.2% 7.5% Equity Risk Premium (5) 38.8% 8.0% 8.9% 9.8% 10.8% 11.7% 0.5% Size Premium 42.5% 8.3% 9.3% 10.3% 11.2% 12.2% Implied Cost of Equity 9.5% Note: Market data as of March 25, 2022. Balance sheet data as of 12/31/2021. Peers sorted by market (4) Sourced from Kroll Cost of Capital Navigator – 2021. th value of equity. (5) Represents size premium for CRSP 4 decile as of December 31, 2021 (range of $5.0bn - $8.2bn (1) Represents historical Bloomberg adjusted beta, regressed weekly against the S&P 500. market capitalization). 40 (2) 30-year treasury yield as of March 25, 2022. Source: Bloomberg, 2022 Kroll Valuation Handbook, U.S. Department of the Treasury, public disclosure, (3)βU = βL/(1+D/E x (1-t)). FactSet. Target Net Debt / Total Cap.

CONFIDENTIAL

Select Midstream Precedent Transactions

Unaff. Date	Buyer	Target	8/8ths Equity Value ($bn)[1]	Buyer % Owned	Transaction Metrics: FY+1 LP DCF Yield	Transaction Metrics: FY+1 LP DPU Yield	Final Premium to: 1-Day	Final Premium to: 30-Day VWAP
10/25/21	Phillips 66	Phillips 66 Partners	$10.1	70%	10.6%	4.2%	7%	0%
8/4/21	BP	BP Midstream Partners	1.5	54%	11.6%	9.8%[2]	11%	3%
8/27/19	Blackstone	Tallgrass Energy	6.3	44%	10.6%	10.0%	56%	23%
10/17/18	Valero Energy	Valero Energy Partners	2.9	68%	7.0%	5.7%	7%	12%
8/1/18	Energy Transfer Equity	Energy Transfer Partners	27.5	2%	12.5%	9.8%[2]	11%	14%
5/16/18	Enbridge	Spectra Energy Partners	17.6	83%	9.1%	8.3%	10%	3%
5/16/18	Enbridge	Enbridge Energy Partners	3.6	33%	19.5%	9.1%	9%	6%
3/15/18	Williams	Williams Partners	38.9	74%	7.6%	6.4%	14%	13%
8/11/17	Andeavor Logistics	Western Refining Logistics	1.5	52%	7.4%	8.2%	0%	0%
Summary Statistics (9 Transactions)								
75th Percentile			**$17.6**	**70%**	**11.6%**	**9.8%**	**11.2%**	**13.1%**
Mean			**$12.2**	**53%**	**10.7%**	**7.9%**	**13.8%**	**8.3%**
Median			**$6.3**	**54%**	**10.6%**	**8.3%**	**9.8%**	**6.2%**
25th Percentile			**$2.9**	**44%**	**7.6%**	**6.4%**	**7.2%**	**2.6%**
Shell / Shell Midstream Initial Proposal								
2/10/22	**Shell**	**Shell Midstream**	**$5.1**	**69%**	**10.7%**	**9.3%**	**--%[3]**	**2%[3]**

Note: Includes select transactions larger than $1bn with limited partner targets in the midstream space. Excludes non-limited partnership/LLC transactions or transactions with non-US targets. Transaction metrics are per company disclosure.

(1) Does not include value attributable to an economic general partner or to incentive distribution rights.

(2) Reflects DPU yield based on Wall Street consensus.

(3) Metrics assume the adjusted SHLX management case.

Source: FactSet, Wall Street research, public disclosure, SHLX management.

INTREPID | 41

CONFIDENTIAL

Select All-Cash Parent-MLP Buy-In Transactions

Includes all-cash transactions with limited partner targets

					Initial Premium to:[1]		Final Premium to:								Bump Summary		
Unaff. Date	Acquirer	Target	Stub Equity Value ($bn)	Buyer % Owned	1-Day	30-Day VWAP	1-Day	10-Day VWAP	20-Day VWAP	30-Day VWAP	60-Day VWAP	90-Day VWAP	52-Wk High	52-Wk Low	No. of Bumps	Cum. Increase[2]	Publicly Announced
8/27/19	Blackstone	Tallgrass Energy	$3.5	44%	36%	7%	56%	45%	34%	23%	13%	8%	(12%)	56%	2	15%	✓
10/17/18	Valero Energy	Valero Energy Partners	1.0	68%	11%	7%	7%	7%	10%	12%	11%	10%	(12%)	26%	2	6%	
7/9/18	ArcLight	TransMontaigne Partners	0.5	20%	5%	1%	14%	11%	9%	9%	8%	10%	(14%)	18%	3	8%	✓
6/1/18	OCI	OCI Partners	0.1	88%	10%	10%	15%	13%	14%	15%	18%	22%	11%	65%	1	5%	✓
5/18/17	Energy Transfer Partners	PennTex Midstream Partners	0.3	32%	20%	20%	20%	21%	21%	20%	23%	24%	11%	39%	--	0%	✓
4/3/17	World Point Terminals Inc.	World Point Terminals LP	0.2	74%	3%	0%	6%	7%	6%	3%	3%	3%	(2%)	20%	2	3%	✓
3/2/17	VTTI B.V. (IFM/Vitol & Buckeye)	VTTI Energy Partners	0.5	48%	2%	3%	6%	5%	6%	7%	14%	13%	(8%)	25%	3	4%	✓
1/26/17	Enbridge	Midcoast Energy Partners	0.2	53%	0%	(13%)	(9%)	(4%)	2%	5%	11%	6%	(17%)	105%	5	28%	
9/23/16	Columbia Pipeline Group	Columbia Pipeline Partners[3]	0.9	47%	3%	9%	11%	14%	16%	17%	16%	15%	(10%)	51%	2	8%	✓

All Transactions Summary Statistics (9 Transactions)

	Stub Equity Value ($bn)	Buyer % Owned	Initial 1-Day	Initial 30-Day VWAP	Final 1-Day	10-Day VWAP	20-Day VWAP	30-Day VWAP	60-Day VWAP	90-Day VWAP	52-Wk High	52-Wk Low	No. of Bumps	Cum. Increase
75th Percentile	**$0.9**	**68%**	**11%**	**9%**	**15%**	**14%**	**16%**	**17%**	**16%**	**15%**	**(2%)**	**56%**	**3**	**8%**
Mean	**$0.8**	**53%**	**10%**	**5%**	**14%**	**13%**	**13%**	**12%**	**13%**	**12%**	**(6%)**	**45%**	**2**	**8%**
Median	**$0.5**	**48%**	**5%**	**7%**	**11%**	**11%**	**10%**	**12%**	**13%**	**10%**	**(10%)**	**39%**	**2**	**6%**
25th Percentile	**$0.2**	**44%**	**3%**	**1%**	**6%**	**7%**	**6%**	**7%**	**11%**	**8%**	**(12%)**	**25%**	**2**	**4%**

Shell / Shell Midstream Initial Proposal

Unaff. Date	Acquirer	Target	Stub Equity Value ($bn)	Buyer % Owned	Initial 1-Day	Initial 30-Day VWAP	Final 1-Day	10-Day VWAP	20-Day VWAP	30-Day VWAP	60-Day VWAP	90-Day VWAP	52-Wk High	52-Wk Low	No. of Bumps	Cum. Increase	Publicly Announced
2/10/22	**Shell**	**Shell Midstream**	**$1.6**	**69%**	**--**	**2%**	**--**	**1%**	**0%**	**2%**	**7%**	**7%**	**(20%)**	**19%**	**--**	**--**	✓

Premium referenced in transaction announcement

Note: Excludes non-limited partnership/LLC transactions or transactions with non-US targets; includes Tallgrass Energy (1099 issuer). Represents premium quoted in press release announcing the transaction, or in the proxy (if the former is unavailable).

(1) For deals without a public announcement of the initial proposal, represents premium/(discount) to the prior day's closing price.

(2) Represents increase in the offer price from the initial proposal.

(3) Announced transaction at 20% premium to the 30-day average closing price.

Source: FactSet, public disclosure.

INTREPID 42

Select All-Equity Parent-MLP Buy-In Transactions Includes all-equity transactions with limited partner targets (1) Initial Premium to: Final Exchange Ratio Premium to: Bump Summary Unaff. Stub Equity Buyer % 30-Day 10-Day 20-Day 30-Day 60-Day 90-Day 52-Wk 52-Wk No. of Cum. Publicly (2) Date Acquirer Target Value ($bn) Owned 1-Day VWAP 1-Day VWAP VWAP VWAP VWAP VWAP High Low Bumps Increase Announced 10/25/21 Phillips 66 Phillips 66 Partners $3.4 70% 0% 13% 7% 4% 2% 0% (1%) 1% (10%) 60% 5 26% (3) 8/4/21 BP BP Midstream Partners 0.7 54% 0% (7%) 11% 3% 1% 3% 5% 7% (12%) 30% 3 11%ü Noble Midstream (5) 2/4/21 Chevron Corp. 0.4 62% 0% 7% (1%) 2% 3% 6% 14% 14% (31%) 261% 1 (1%)ü (4) Partners CONSOL Coal 10/22/20 CONSOL Energy 0.0 61% 1% (9%) 3% 3% 2% 6% 2% 3% (55%) 43% 4 11% Resources (6) 10/2/20 TC Energy Corporation TC PipeLines 1.7 24% 5% 4% 14% 17% 16% 12% 7% (0%) (16%) 24% 3 8%ü (7) 7/24/20 CNX Resources CNX Midstream 0.4 51% 5% 15% 34% 25% 24% 16% 25% 9% (61%) 58% 4 15% EQM Midstream 2/25/20 Equitrans Midstream 1.8 54% (3%) 2% 0% 1% 3% 3% 6% 7% (2%) 17% 2 5% Partners Western Gas Equity 11/7/18 Western Gas Partners 5.9 30% 6% 5% 8% 8% 8% 8% 7% 7% 3% 26% 2 2% Partners EnLink Midstream 10/19/18 EnLink Midstream 4.9 22% (4%) (1%) 1% 2% 3% 4% 6% 9% (0%) 32% 2 5% Partners Dominion Energy (8) 9/18/18 Dominion Energy 0.9 61% 0% 7% 1% 4% 6% 8% 10% 12% (44%) 29% 1 1%ü Midstream Partners 8/1/18 Energy Transfer Equity Energy Transfer Partners 26.9 2% 5% 8% 11% 12% 13% 14% 15% 13% 7% 38% 3 7% Enbridge Energy 5/16/18 Enbridge 3.5 33% 0% (2%) 9% 14% 7% 6% 1% (3%) (25%) 19% 6 9%ü Partners 5/16/18 Enbridge Spectra Energy Partners 3.3 83% 0% (6%) 10% 11% 3% 3% (1%) (2%) (11%) 14% 4 10%ü 3/15/18 Williams Williams Partners 10.5 74% 0% 3% 14% 15% 14% 13% 13% 14% 7% 20% 3 8% 2/7/18 Tallgrass Energy GP Tallgrass Energy Partners 2.3 35% 1% 7% 10% 9% 9% 10% 8% 9% (2%) 18% 3 5% 12/29/17 Archrock Archrock Partners 0.6 41% 15% 14% 23% 22% 23% 22% 24% 24% (7%) 27% 2 6% All Transactions Summary Statistics (16 Transactions) 75th Percentile $3.8 61% 5% 7% 12% 14% 13% 12% 14% 12% (1%) 39% 4 10% Mean $4.2 47% 2% 4% 10% 10% 9% 8% 9% 8% (16%) 45% 3 8% Median $2.0 52% 0% 5% 9% 8% 6% 7% 7% 8% (10%) 28% 3 7% 25th Percentile $0.7 32% 0% (1%) 2% 3% 3% 4% 4% 3% (26%) 19% 2 5% Premium referenced in transaction announcement 1 Note: Excludes non-limited partnership/LLC transactions or transactions with non-US targets. Represents ratio metric; the final exchange ratio of 0.1393x is a slight discount to the exchange ratio implied by premium quoted in press release announcing the transaction, or in the proxy (if the former is unavailable). the relative equity prices at the time of the initial proposal. (1) For deals without a public announcement of the initial proposal, represents premium/(discount) to the (6) Proxy quotes a 19.5% premium to the initial offer unit price on October 2, 2020 based on the exchange ratio for the prior day’s close. exchange ratio implied unit price as of December 14, 2020. (2) Represents increase in the exchange ratio from the initial proposal. (7) Premium metrics are adjusted to reflect increased distribution prior to transaction close. Press release (3) Disclosure quotes a 16.2% premium, which represents the BPMP unit price implied by the 0.575x quotes a 15% premium to the 30-day average exchange ratio. exchange ratio and the BP ADR price as of December 17, 2021 relative to the unaffected BPMP unit (8) Proxy discloses exchange ratio premiums of 16.0% and 8.8%, which represent premium to second price as of August 4, 2021. quarter earnings and average exchange ratio from July 19, 2018 to September 19, 2018, respectively. 43 (4) Proxy quotes an increase of 14.4% from the initial proposal based on March 4, 2021 closing prices. Source: FactSet, public disclosure. (5) CVX’s initial proposal was based on a fixed value ($12.47/unit) and did not include an exchange

Implied Premiums and Valuation Metrics at Various Unit Prices Shell Midstream Precedents ($mm, unless per unit data) Proposal Current 100% Cash $12.89 $14.00 $14.31 $14.50 $15.00 $15.50 $16.00 $16.50 $17.00 (Median) Unit Price Metric Implied Prem./(Disc.) to Current Price (as of 3/25/22) $14.31 (10%) (2%) -- 1% 5% 8% 12% 15% 19% 11% Unaffected Price (as of 2/10/22) $12.89 -- 9% 11% 12% 16% 20% 24% 28% 32% 11% Unaffected 10-day VWAP $12.77 1% 10% 12% 14% 17% 21% 25% 29% 33% 11% Unaffected 20-day VWAP $12.83 0% 9% 12% 13% 17% 21% 25% 29% 32% 10% Unaffected 30-day VWAP $12.69 2% 10% 13% 14% 18% 22% 26% 30% 34% 12% Unaffected 60-day VWAP $12.08 7% 16% 19% 20% 24% 28% 33% 37% 41% 13% Unaffected 90-day VWAP $12.10 7% 16% 18% 20% 24% 28% 32% 36% 41% 10% Unaffected 52-week VWAP $13.06 (1%) 7% 10% 11% 15% 19% 23% 26% 30% -- Unaffected 52-week High $16.14 (20%) (13%) (11%) (10%) (7%) (4%) (1%) 2% 5% (10%) Unaffected 52-week Low $10.86 19% 29% 32% 34% 38% 43% 47% 52% 57% 39% Unit Ownership Units Shell 269.5 $3,473 $3,772 $3,856 $3,907 $4,042 $4,177 $4,311 $4,446 $4,581 Unaffiliated Public 123.8 $1,596 $1,734 $1,772 $1,796 $1,857 $1,919 $1,981 $2,043 $2,105 (x) Total Units 393.3 (1) $5,070 $5,506 $5,628 $5,703 $5,899 $6,096 $6,293 $6,489 $6,686 Total Equity Value (+) Debt and Capitalized Leases $2,718 (+) Preferred Equity 1,200 (-) Cash (361) Total Enterprise Value $8,627 $9,063 $9,185 $9,260 $9,456 $9,653 $9,850 $10,046 $10,243 Multiple & Yield Analysis Peer Range (2) Metric Mean TEV/'22E EBITDA $716 12.0x 12.7x 12.8x 12.9x 13.2x 13.5x 13.8x 14.0x 14.3x 9.3x / 10.6x TEV/'23E EBITDA $800 10.8x 11.3x 11.5x 11.6x 11.8x 12.1x 12.3x 12.6x 12.8x 8.5x / 10.3x 2022E LP DCF Yield $540 10.7% 9.8% 9.6% 9.5% 9.2% 8.9% 8.6% 8.3% 8.1% 15.0% / 13.0% 2023E LP DCF Yield $648 12.8% 11.8% 11.5% 11.4% 11.0% 10.6% 10.3% 10.0% 9.7% 16.8% / 13.7% LQA Dist. / Div. Yield $1.20 9.3% 8.6% 8.4% 8.3% 8.0% 7.7% 7.5% 7.3% 7.1% 8.2% / 6.3% Debt/'22E EBITDA $716 3.8x Note: Market data as of March 25, 2022. SHLX metrics are net of non-controlling interest and reflect the Adj. SHLX Management Case. (1) Assumes no value ascribed to the GP. (2) Reflects LT&S Peer Median / Large-Cap Diversified Peer Median. LT&S Peers include: DKL, GEL, HEP, MMP, NS and PBFX. Large-Cap Diversified Peers include: 44 ENB, EPD, ET, KMI, MPLX, OKE, PAA and WMB. Source: Company disclosure, Wall Street research, FactSet.

VI. APPENDIX 45

TAB A: ADDITIONAL ASSET DETAIL 46

CONFIDENTIAL

1A Asset Overview – Amberjack

Asset Overview

- Crude oil corridor pipeline system servicing producers in the central region of the deepwater Gulf of Mexico
  - Constructed in mid-1990s, with major expansions in 2008 and 2016
- Originates from GC 641 (Tahiti) and gathers production from multiple producing fields, including: Big Foot, Brutus, Bullwinkle, Claiborne, Coelacanth, Julia, Medusa, Powerball, St. Jack, St. Malo, Stampede, Tahiti
- Able to deliver production to various end markets along the Texas and Louisiana Gulf Coast, including TX/LA refining centers, Clovelly LOOP (key Gulf Coast storage location with export capabilities), and St. James (liquids trading hub)
  - Connections to Boxer, Jackalope, Poseidon oil and Mars crude oil pipelines at Fourchon, Louisiana
- Connectivity provides optionality and value uplift opportunities to shippers
  - Ability to ship four different crude grades, allowing shippers to leverage arbitrage between crude grades and delivery locations
- SHLX acquired Shell's 75% Series A and 50% Series B interests in May 2018 for $1.22bn in cash
  - Equates to 7.6x multiple on 2019E distributions of $160mm, per management guidance at time of announcement
- Future volume growth expected with Anchor (Chevron) tie-in
  - First oil expected 2024 with peak in 2026

Management Commentary

"Chevron took its FID on its Anchor project I'm happy to announce today that Amberjack has successfully signed a dedication and connection agreement for the Anchor production, with first oil expected in 2024. The first phase of Chevron's Anchor project, it's a $5.7 billion investment, and it opens up a new area of the Gulf of Mexico for development that Shell Midstream Partners is strategically positioned to capture. This initial investment includes a new host and a drilling program which is expected to produce up to 75,000 barrels of oil per day, all of which will flow through the Amberjack corridor. And a new host in this area also provides the opportunity for future tiebacks of additional fields which can provide volumes well into the future. ***The Anchor connection is a great example of Shell Midstream Partners' organic growth story. We will have no capital outlay while our Amberjack corridor attracts new production to the system.*** *That's our corridor strategy in action."*

February 2020

Asset Specifications

SHLX Ownership / Partners	▪ 75% Series A / 50% Series B ▪ Chevron
Miles of Pipeline	▪ 355 miles
Capacity	▪ 500 MBbl/d
Delivery Points	▪ Clovelly / LOOP ▪ Houma ▪ Texas City / Port Arthur ▪ St. James

Asset Map



Texas
Louisiana
SS 332
GC 19
COELACANTH
STAMPEDE
TAHITI
ANCHOR
BIG FOOT
JACK ST. MALO
Anchor Platform
Transportation Platform
Shell Midstream Partners
Third Party

Source: SHLX management, public disclosure.

INTREPID | 47

1A Asset Overview – Amberjack (continued) Gross Operating Statistics ’19 – ’21 ’22 – ’26 2019A 2020A 2021A 2022E 2023E 2024E 2025E 2026E CAGR CAGR Volume (MBbl/d) 326 324 334 315 336 351 353 -- 1% YoY Growth -- -- (1%) 3% (6%) 7% 5% 0% $2.35 $2.29 $2.41 $2.52 $2.33 $2.29 $2.25 -- (2%) Revenue ($/Bbl) YoY Growth -- -- (3%) 5% 5% (8%) (2%) (1%) Financial Statistics (Net to SHLX’s 75% Series A and 50% Series B Interest) ’19 – ’21 ’22 – ’26 2019A 2020A 2021A 2022E 2023E 2024E 2025E 2026E CAGR CAGR ($mm, unless otherwise noted) EBITDA -- -- YoY Growth -- -- DCF YoY Growth Distributions $146 $129 $135 $130 $130 $133 $146 -- 2% YoY Growth -- -- (12%) 5% (4%) 0% 2% 10% Note: Revenue excludes non-volume related entries such as provision for potential hurricane impact. 48 Source: SHLX management.

CONFIDENTIAL

1B Asset Overview – Mars

Asset Overview

- Crude oil corridor pipeline system servicing producers in the central region of the deepwater Gulf of Mexico
  - Receives production from the Olympus platform, Mars platform, Medusa pipeline and Ursa pipeline, as well as other connections
- Originates ~130 miles offshore in the deepwater Mississippi Canyon and extends to salt dome caverns in Clovelly, LA
  - Delivers crude from Mars Basin and Amberjack to LOOP's Clovelly facility
  - Connectivity provides optionality and value uplift opportunities to shippers
- Shell operates the Mars system with 71.5% ownership interest held by SHLX
  - BP holds the remaining minority interest in the Mars JV
- Ability to bring-on additional connections without significant capital expenditures
- Initial 28.6% ownership provided in dropdown transaction at IPO; remaining 42.9% interest acquired through subsequent transactions in 2016 and 2017
  - In September 2016, acquired an incremental 20% interest alongside 49% interest in Odyssey Pipeline for a total $350mm, representing an 8.4x transaction multiple
  - Subsequently, purchased Shell's remaining 22.9% ownership interest as part of a larger $825mm dropdown transaction in November 2017
- Ongoing expansion to address growing production volumes in the Gulf of Mexico regions served by the system
  - Project expected to be fully operational with volumes arriving in 2022

Management Commentary

"With our assets and the ongoing activity in the Gulf of Mexico, we believe the region will continue to grow. In the near term, the story will be tiebacks with flat production across our assets. In the midterm, we anticipate Vito, Powernap and Anchor to flow into our systems to not only replenish but also to grow our cash flows…our Mars expansion is progressing well and will stand ready for first oil from Vito and Powernap in 2022… ***both projects are examples of continued investment in strategic areas of our business and will provide value to unitholders."***

October 2021

"I'm pleased to share that the Mars expansion project reached a major milestone just last month when the pump module was set in place on the West Delta 143 platform… ***this project will increase our capacity in the corridor by approximately 65,000 barrels per day, and remains an integral component of our growth in the Gulf."***

July 2021

Asset Specifications

SHLX Ownership / Partners	• 71.5% • BP
Miles of Pipeline	• 160 miles
Capacity	• 600 MBbl/d
Delivery Points	• Clovelly / LOOP • St. James

Asset Map



Mississippi
Louisiana
WD 143
WHO DAT
URSA
MARS
OLYMPUS
VITO
Anchor Platform
Transportation Platform
Shell Midstream Partners
Third Party
Shell

Source: SHLX management, public disclosure.

INTREPID | 49

1B Asset Overview – Mars (continued) Gross Operating Statistics ’19 – ’21 ’22 – ’26 2019A 2020A 2021A 2022E 2023E 2024E 2025E 2026E CAGR CAGR Volume (MBbl/d) 489 431 478 550 577 538 498 -- 1% YoY Growth -- -- (12%) 11% 15% 5% (7%) (8%) $1.45 $1.34 $1.37 $1.45 $1.36 $1.29 $1.22 -- (3%) Revenue ($/Bbl) YoY Growth -- -- (7%) 2% 7% (6%) (5%) (5%) Financial Statistics (Net to SHLX’s 71.5% Interest) ’19 – ’21 ’22 – ’26 2019A 2020A 2021A 2022E 2023E 2024E 2025E 2026E CAGR CAGR ($mm, unless otherwise noted) EBITDA YoY Growth -- DCF YoY Growth -- Distributions $123 $86 $108 $142 $145 $127 $126 -- 4% YoY Growth -- -- (30%) 26% 31% 2% (12%) (1%) Note: Revenue excludes non-volume related entries such as provision for potential hurricane impact. 50 Source: SHLX management.

CONFIDENTIAL

1C Asset Overview – Mattox

Asset Overview

- Crude oil corridor pipeline system that functions as the sole transportation system for Shell's largest host in the Gulf of Mexico
  - First commercial discovery brought into production in Norphlet formation
- 90-mile, 24-inch system with capacity of 300 MBbl/d backed by long-term contract with a monthly minimum quantity at fixed transportation rate
- Serves Shell-operated Appomattox platform; tied into existing Proteus and Endymion systems to bring crude to onshore markets via Clovelly, LA storage hub
  - Ultimately, provides access to LOOP's Clovelly terminal
  - Fixed, monthly commitments from production in Appomattox and Vicksburg
- Shell operates the Mattox pipeline system; 79.0% ownership interest held by SHLX
  - CNOOC holds the remaining minority interest in Mattox
- SHLX acquired 79% ownership interest from Shell concurrent with NORCO logistics assets and IDR elimination in February 2020 for total consideration of $3.8bn
  - Wall Street research analysts valued the Mattox interest and NORCO assets at $1.04bn, which implied an acquisition multiple of 8.0x
- Vicksburg, Rydberg, Fort Sumter and Dover tie-back projects represent strategic expansion efforts in the Gulf of Mexico
  - Potential for upside to initial volumes that were guaranteed through monthly minimum quantity

Asset Specifications

SHLX Ownership / Partners	• 79.0% • CNOOC
Miles of Pipeline	• 90 miles
Capacity	• 300 MBbl/d
Delivery Points	• Clovelly / LOOP

Asset Map


Mississippi
Louisiana
APPOMATOX
SP 89E
Anchor Platform
Transportation Platform
Shell Midstream Partners

Management Commentary

"Key thing about Mattox is that it is substantially derisked yet has upside. ***The commercial contract, an agreement negotiated with the producers, provides the backing of a long-term minimum-monthly commitment*** *for production related to Appomattox and Vicksburg fields. And as we've said in the past, in our experience, producers do not put new hosts in the Gulf of Mexico solely for their initial development. They typically have potential tieback opportunities to explore and connect back to the host for multiphase developments.*

And in the case of Appomattox, it is strategically located for potential tiebacks as exploration and appraisal activities continue in the Rydberg, Dover and Fort Sumter areas. These fields are not part of the minimum commitments and could provide upside to the initial volumes. ***These opportunities fit with our corridor strategy of providing the highways and attracting future production with little to no capital required.****"*

February 2020

Source: SHLX management, public disclosure.

INTREPID | 51

1C Asset Overview – Mattox (continued) Gross Operating Statistics ’19 – ’21 ’22 – ’26 2019A 2020A 2021A 2022E 2023E 2024E 2025E 2026E CAGR CAGR Volume (MBbl/d) 71 98 69 55 59 93 91 -- 7% YoY Growth -- -- 38% (29%) (21%) 8% 58% (2%) $3.27 $2.47 $3.73 $4.24 $2.68 $1.96 $1.91 -- (15%) Revenue ($/Bbl) YoY Growth -- -- (24%) 51% 14% (37%) (27%) (2%) Financial Statistics (Net to SHLX’s 79% Interest) ’19 – ’21 ’22 – ’26 2019A 2020A 2021A 2022E 2023E 2024E 2025E 2026E CAGR CAGR ($mm, unless otherwise noted) (1) EBITDA $65 $67 YoY Growth -- -- 4% (2) DCF $71 $64 YoY Growth -- -- (10%) Distributions $57 $67 $70 $63 $45 $49 $47 -- (9%) YoY Growth -- -- 18% 4% (10%) (29%) 9% (4%) Note: Revenue excludes non-volume related entries such as provision for potential hurricane impact. (2) Historical DCF calculated as cash flow from operations less non-acquisition capex. (1) Historical EBITDA calculated as net income plus depreciation/amortization plus net interest expense plus Source: SHLX management. 52 non-cash income statement line items.

CONFIDENTIAL

1D Asset Overview – Poseidon

Asset Overview

- Crude oil, western corridor pipeline system that connects to ~50 Gulf of Mexico fields and delivers to key markets in Texas and Louisiana
  - Access to major crude trading hubs via connecting carriers i.e., Gibson/Houma to St. James and Clovelly and through Cameron Highway Oil Pipeline System to Texas City and Port Arthur
- The western side of the Poseidon system begins at the Garden Banks 72 platform and runs easterly along the Outer Continental Shelf to the Poseidon-owned South Marsh Island 205 platform
- Operated by Genesis Energy, L.P.; 36% interest held by SHLX
  - Remaining 64% interest held by Genesis Energy, L.P.
- In July 2015, SHLX acquired 36% ownership interest from Shell in a second dropdown transaction post-IPO for $350mm
  - Transaction value reflected a 9.5x multiple on the asset's next twelve months adjusted EBITDA
- New SHLX developments, including LLOG's Spruance, Murphy's King's Quay and Beacon's Shenandoah offer growth potential in the Western Corridor
  - Strategically situated in these key development areas to capture growth

Management Commentary

*"**One benefit of our corridor strategy is connectivity to as many sources and destinations as possible**, and as you will see, Poseidon and Auger benefited from increased volumes this quarter. This was due to our ability to accept barrels at various connection points and allow producers to flow as another Gulf pipeline underwent repairs from storm damage."*

February 2021

*"**Let me remind you that what producers value is that flow assurance and optionality to as many markets as possible.** No matter which way our customers choose to get to shore, Amberjack gets paid first, so growth in connecting carriers is not a bad thing. In fact, in this case, it can be a good thing because of our SHLX interest in some of those connecting carriers like Poseidon. Customers choosing to ride on Amberjack first, we get paid on Amberjack. **And if they choose to then get on Poseidon to go to shore because of our ownership position in Poseidon, we'll get paid for that growth in Poseidon as well.**"*

May 2019

Asset Specifications

SHLX Ownership / Partners	• 36.0% • GEL
Miles of Pipeline	• 365 miles
Capacity	• 350 MBbl/d
Delivery Points	• Houma

Asset Map



Texas
Louisiana
CAILLOU ISLAND
SMI 205
SS 332
ENCHILADA
Anchor Platform
Transportation Platform
Shell Midstream Partners

Source: SHLX management, public disclosure.

INTREPID | 53

1D Asset Overview – Poseidon (continued) Gross Operating Statistics ’19 – ’21 ’22 – ’26 2019A 2020A 2021A 2022E 2023E 2024E 2025E 2026E CAGR CAGR Volume (MBbl/d) 290 299 293 287 282 -- (1%) YoY Growth -- -- 3% (2%) (2%) (2%) $1.35 $1.35 -- -- Revenue ($/Bbl) YoY Growth -- -- 0% Financial Statistics (Net to SHLX’s 36% Interest) ’19 – ’21 ’22 – ’26 2019A 2020A 2021A 2022E 2023E 2024E 2025E 2026E CAGR CAGR ($mm, unless otherwise noted) (1) EBITDA $41 $46 $41 $43 $45 0% -- YoY Growth -- 12% (10%) 5% 6% (2) DCF $31 $39 $40 $37 $40 $39 $38 $37 13% 0% YoY Growth -- 24% 2% (7%) 6% (2%) (2%) (2%) Distributions $37 $39 $35 $38 $37 $36 $35 -- 0% YoY Growth -- -- 5% (10%) 9% (3%) (3%) (3%) Note: Revenue excludes non-volume related entries such as provision for potential hurricane impact. (2) Historical DCF calculated as cash flow from operations less non-acquisition capex. Forecasted DCF is per (1) Historical EBITDA calculated as net income plus depreciation/amortization plus net interest expense plus SHLX management guidance. 54 non-cash income statement line items. Forecasted EBITDA is per SHLX management’s unadjusted forecast. Source: SHLX management.

1E Asset Overview – Delta Asset Overview Asset Specifications § Onshore crude pipeline system that aggregates volumes from five offshore pipelines SHLX Ownership including Odyssey Pipeline and Na Kika Pipeline • 100.0% / Partners – Connects offshore production in the eastern corridor of the Gulf of Mexico to key onshore markets with strong connections to the eastern Louisiana refinery complex Miles of Pipeline• 130 miles – Meets demand for highly desired crude (HLS) needed for blending in refinery complex Capacity• 420 MBbl/d § Operated by Shell and 100% owned by Shell Midstream • Houma § Acquired 100% ownership of Delta Pipeline, along with Refinery Gas Pipelines and Na Kika Pipeline, for total consideration of $630mm in May 2017 Delivery Points• Empire • LA Refining complex – Combined transaction value reflected an 8.4x multiple on the asset’s next twelve Asset Map months adjusted EBITDA Mississippi Management Commentary Louisiana “Key operational highlights for the quarter include continued resilience in the Gulf of Mexico as a whole with new tiebacks into our Delta system coming online. The long-term resilience of the Gulf and our advantageous position there will continue to serve us well. And when combined with our onshore Gulf Coast logistics assets, we believe our MP 69P EMPIRE partnership remains well positioned to receive relatively stable, long-term cash flows. As evidence of our Gulf of Mexico corridor strategy in action, we continue to see capital dollars being put to work, and there are a number of tiebacks, which are bringing volume into our systems in the near and midterm. For example, BP’s Manuel prospect and other producers are expected to bring an estimated incremental 15,000 to 20,000 barrels a day into our Delta and Na Kika systems in the second half of 2021. Crude Terminals With more on the horizon. This will provide incremental cash to the partnership with no capital Transportation Platform outlay.” Shell Midstream Partners July 2021 55 Source: SHLX management, public disclosure.

1E Asset Overview – Delta (continued) Gross Operating Statistics ’19 – ’21 ’22 – ’26 2019A 2020A 2021A 2022E 2023E 2024E 2025E 2026E CAGR CAGR Volume (MBbl/d) 210 229 243 279 266 258 248 -- 0% YoY Growth -- -- 9% 6% 15% (5%) (3%) (4%) $0.68 $0.76 $0.62 $0.63 $0.64 $0.65 $0.66 -- 2% Revenue ($/Bbl) YoY Growth -- -- 11% (19%) 3% 1% 1% 2% Financial Statistics (Net to SHLX’s 100% Interest) ’19 – ’21 ’22 – ’26 2019A 2020A 2021A 2022E 2023E 2024E 2025E 2026E CAGR CAGR ($mm, unless otherwise noted) EBITDA $22 $32 $26 $32 $29 $30 $30 -- 4% YoY Growth -- -- 45% (19%) 23% (9%) 3% 0% $22 $31 $26 $31 $25 $27 $29 -- 3% DCF YoY Growth -- -- 41% (16%) 19% (19%) 8% 7% Distributions YoY Growth Note: Revenue excludes non-volume related entries such as provision for potential hurricane impact. 56 Source: SHLX management.

CONFIDENTIAL

1F Asset Overview – Auger

Asset Overview

- An offshore corridor pipeline that transports crude from the eastern Garden Banks and Keathley Canyon areas of the Gulf of Mexico
  - Total capacity on the pipeline is 200,000 barrels per day to St. James via the Ship Shoal system and an additional 35,000 barrels per day into the Houma terminal via Eugene Island
  - Positioned to capture volumes from the Lower Tertiary, where growth is expected in coming years
  - Services several fields with exclusive connection and life-of-lease agreements including Llano, Auger, Cardamom, and Enchilada
- In 2015, SHLX acquired Pecten Midstream LLC in a $390mm transaction, which included 100% interest in Lockport Crude Terminal (Lockport) and Auger Pipeline System (Auger)
  - The collective transaction equates to an 8.6x multiple on 2016 EBITDA
  - Acquisition was funded with ~$300mm of newly issued equity, cash on hand, and available credit facility
- Potential growth capex from North Platte expansion remains unclear after Total's withdrawal from the project
  - The expansion would require growth capex of $9mm in 2022, $13mm in 2023, and $19mm in 2024

Management Commentary

"We also intend to expand in the Auger corridor, capturing new production in the area that is ready to come online in the midterm. We expect that opportunity to have a capital outlay of between $35 million and $45 million and to deliver an anticipated annual EBITDA value of between $15 million and $20 million, with an FID timeline of 2022 and expectation to come online in 2025…I ***would say about the Auger opportunity is it continues to show the continued investment in the belief that we have in the Gulf of Mexico as one of the most resilient basins in the United States."***

October 2021

"Auger continues to be a very strategic asset for us in the Gulf of Mexico*…Auger presents great connectivity from the offshore into the onshore markets to then move into the refining centers or even make its way to onshore pipelines that connect it to export facilities."*

April 2021

Asset Specifications

SHLX Ownership / Partners	• 100.0%
Miles of Pipeline	• 140 miles
Capacity	• 200 MBbl/d
Delivery Points	• St. James • Houma

Asset Map



Texas
Louisiana
SS 28
SMI 205
ENCHILADA
AUGER
Anchor Platform
Transportation Platform
Shell Midstream Partners

Source: SHLX management, public disclosure.

INTREPID | 57

1F Asset Overview – Auger (continued) Gross Operating Statistics ’19 – ’21 ’22 – ’26 2019A 2020A 2021A 2022E 2023E 2024E 2025E 2026E CAGR CAGR Volume (MBbl/d) 74 58 49 48 42 56 102 -- 20% YoY Growth -- -- (21%) (15%) (2%) (14%) 33% 83% $1.30 $1.73 $1.98 $2.04 $2.09 $1.52 $1.08 -- (14%) Revenue ($/Bbl) YoY Growth -- -- 33% 15% 3% 2% (27%) (29%) Financial Statistics (Net to SHLX’s 100% Interest) ’19 – ’21 ’22 – ’26 2019A 2020A 2021A 2022E 2023E 2024E 2025E 2026E CAGR CAGR ($mm, unless otherwise noted) EBITDA $26 $28 $24 $24 $18 $14 $20 -- (4%) YoY Growth -- -- 8% (14%) 0% (25%) (22%) 43% $25 $30 $24 $24 $17 $13 $19 -- (6%) DCF YoY Growth -- -- 20% (20%) 0% (29%) (24%) 46% Distributions YoY Growth Note: Revenue excludes non-volume related entries such as provision for potential hurricane impact. 58 Source: SHLX management.

1G Asset Overview – Na Kika Asset Overview Asset Specifications § Onshore crude pipeline system anchored by BP’s Na Kika platform which serves as SHLX Ownership host to eight different subsea fields• 100.0% / Partners – Connects to the Delta Pipeline at Main Pass 69 in order to serve onshore markets Miles of Pipeline• 75 miles – Beneficiary of BP’s Manuel prospect, which is tied-back to the Na Kika platform and led to increased volumes in the second half of 2021 – 75-mile pipeline with total capacity of 160 MBbl/d Capacity• 160 MBbl/d § Operated by Shell and 100% owned by Shell Midstream • Houma § SHLX acquired 100% ownership of Na Kika Pipeline, along with Refinery Gas Delivery Points• Empire Pipelines and Delta Pipeline, for total consideration of $630mm in May 2017 • LA. Refining complex – Combined transaction value reflected an 8.4x multiple on the NTM EBITDA Asset Map Mississippi Louisiana MP 69P NA KIKA Anchor Platform Transportation Platform Shell Midstream Partners 59 Source: SHLX management, public disclosure.

1G Asset Overview – Na Kika (continued) Gross Operating Statistics ’19 – ’21 ’22 – ’26 2019A 2020A 2021A 2022E 2023E 2024E 2025E 2026E CAGR CAGR Volume (MBbl/d) 40 65 56 61 54 52 50 -- (3%) YoY Growth -- -- 63% (13%) 7% (12%) (3%) (3%) $0.93 $1.01 $0.96 $0.96 $0.97 $0.97 $0.98 -- 1% Revenue ($/Bbl) YoY Growth -- -- 9% (6%) 1% 1% 0% 1% Financial Statistics (Net to SHLX’s 100% Interest) ’19 – ’21 ’22 – ’26 2019A 2020A 2021A 2022E 2023E 2024E 2025E 2026E CAGR CAGR ($mm, unless otherwise noted) EBITDA $9 $20 $14 $16 $14 $13 $39 -- 29% YoY Growth -- -- 122% (30%) 14% (13%) (7%) 200% $9 $20 $14 $16 $14 $13 $39 -- 29% DCF YoY Growth -- -- 122% (30%) 14% (13%) (7%) 200% Distributions YoY Growth Note: Revenue excludes non-volume related entries such as provision for potential hurricane impact. 60 Source: SHLX management.

1H Asset Overview – Endymion Asset Overview Asset Specifications § Crude oil corridor pipeline system servicing producers in the central region of the SHLX Ownership • 10.0% deepwater Gulf of Mexico / Partners• BP & Affiliates, XOM – Through delivery to LOOP’s Clovelly storage terminal, Endymion provides access to the Mississippi Canyon area of the Gulf of Mexico – Serve as a connection for the Mattox Pipeline to transport oil from Appomattox Miles of Pipeline• 90 miles floating production system to the ultimate end markets and storage hubs – 90-mile pipeline with total throughput capacity of 425 MBbl/d § Shell operates the Endymion system; 10% ownership interest held by SHLX Capacity• 425 MBbl/d – 42.25% interest owned by BP, 22.75% ownership held by Mardi Gras, a subsidiary of BP, and the remaining 25% belonging to ExxonMobil § Shell Midstream acquired 10% of Endymion Oil Pipeline Company from BP in Delivery Points• Clovelly / LOOP December 2016 at 7.7x Shell’s forecasted annual average adjusted EBITDA attributable to the interests over 2017 and 2018 – Shell Midstream also purchased 10% interest in Proteus Oil Company and 1% Asset Map interest in Cleopatra Gas Gathering as part of the transaction Mississippi Management Commentary Louisiana “In May, Shell announced the initial production from Appomattox, which is expected have peak production of 175,000 barrels per day connecting into the Proteus and Endymion pipelines. Now this is exciting news CLOVELLY as it opens up a new production frontier in the Gulf. As appraisal work continues on fields such as Rydberg, Vicksburg, Dover, Fort Sumter, all of which could tie into Appomattox in the future. Long term, I continue to remain bullish on the Gulf as SP 89E the opportunity funnel continues to be replenished. In addition to the previously announced Shell Vito project, 2 new projects took FID this quarter. BP announced the 50,000-barrel per day Phase 2 Thunder Horse expansion, which will flow into Proteus and Crude Terminals Endymion” Transportation Platform Shell Midstream Partners August 2019 61 Source: SHLX management, public disclosure.

1H Asset Overview – Endymion (continued) Gross Operating Statistics ’19 – ’21 ’22 – ’26 2019A 2020A 2021A 2022E 2023E 2024E 2025E 2026E CAGR CAGR Volume (MBbl/d) 211 228 246 224 202 220 206 -- (4%) YoY Growth -- -- 8% 8% (9%) (10%) 9% (7%) $0.99 $0.97 $0.84 $0.77 $0.79 $0.80 $0.82 -- (1%) Revenue ($/Bbl) YoY Growth -- -- (2%) (13%) (9%) 2% 2% 2% Financial Statistics (Net to SHLX’s 10% Interest) ’19 – ’21 ’22 – ’26 2019A 2020A 2021A 2022E 2023E 2024E 2025E 2026E CAGR CAGR ($mm, unless otherwise noted) (1) EBITDA $4 $4 -- -- YoY Growth -- -- 13% (2) DCF $4 $5 -- -- YoY Growth -- -- 24% Distributions $4 $5 $5 $4 $3 $4 $4 -- (5%) YoY Growth -- -- 25% 0% (20%) (25%) 33% 0% Note: Revenue excludes non-volume related entries such as provision for potential hurricane impact. (2) Historical DCF calculated as cash flow from operations less non-acquisition capex. (1) Historical EBITDA calculated as net income plus depreciation/amortization plus net interest expense plus Source: SHLX management. 62 non-cash income statement line items.

CONFIDENTIAL

1I Asset Overview – Proteus

Asset Overview

- A 70-mile crude oil pipeline with capacity of 425,000 barrels per day and access to the Mississippi Canyon area of the Gulf of Mexico
  - Connection from the Thunder Horse and Thunder Hawk platforms to the Proteus SP 89E platform
  - Chevron's Big Bend and Dantzler fields are tied back to the Thunder Hawk platform
  - Connects SHLX's Mattox pipeline to onshore markets, establishing a corridor line that transports all of Shell's Appomattox volumes to onshore markets via the Clovelly, LA storage hub
- Shell operates the Proteus system; 10% ownership interest held by SHLX
  - 42.25% interest owned by BP, 22.75% ownership held by Mardi Gras, a subsidiary of BP, and the remaining 25% belonging to ExxonMobil
- Shell Midstream acquired 10% of Proteus Oil Pipeline Company from BP in December 2016 at 7.7x Shell's forecasted annual average adjusted EBITDA attributable to the interests over 2017 and 2018
  - Shell Midstream also purchased 10% interest in Endymion Oil Company and 1% interest in Cleopatra Gas Gathering as part of the transaction

Management Commentary

*"**In May, Shell announced the initial production from Appomattox, which is expected to have peak production of 175,000 barrels per day connecting into the Proteus and Endymion pipelines.** Now this is exciting news as it **opens up a new production frontier in the Gulf**. As appraisal work continues on fields such as Rydberg, Vicksburg, Dover, Fort Sumter, all of which could tie into Appomattox in the future. Long term, I **continue to remain bullish on the Gulf as the opportunity funnel continues to be replenished.** In addition to the previously announced Shell Vito project, 2 new projects took FID this quarter. BP announced the 50,000-barrel per day Phase 2 Thunder Horse expansion, which will flow into Proteus and Endymion"*

August 2019

Asset Specifications

SHLX Ownership / Partners	• 10.0% • BP & Affiliates, XOM
Miles of Pipeline	• 70 miles
Capacity	• 425 MBbl/d
Delivery Points	• Clovelly / LOOP

Asset Map


Mississippi
Louisiana
SP 89E
THUNDERHORSE
Anchor Platform
Transportation Platform
Shell Midstream Partners

Source: SHLX management, public disclosure.

INTREPID | 63

1I Asset Overview – Proteus (continued) Gross Operating Statistics ’19 – ’21 ’22 – ’26 2019A 2020A 2021A 2022E 2023E 2024E 2025E 2026E CAGR CAGR Volume (MBbl/d) 211 228 246 224 202 220 206 -- (4%) YoY Growth -- -- 8% 8% (9%) (10%) 9% (7%) $0.72 $0.67 $0.69 $0.73 $0.75 $0.69 $0.71 -- 1% Revenue ($/Bbl) YoY Growth -- -- (8%) 4% 6% 3% (8%) 3% Financial Statistics (Net to SHLX’s 10% Interest) ’19 – ’21 ’22 – ’26 2019A 2020A 2021A 2022E 2023E 2024E 2025E 2026E CAGR CAGR ($mm, unless otherwise noted) (1) EBITDA $4 $4 -- -- YoY Growth -- -- (1%) (2) DCF $2 $3 -- -- YoY Growth -- -- 13% Distributions $3 $3 $3 $3 $2 $2 $2 -- (10%) YoY Growth -- -- 0% 0% 0% (33%) 0% 0% Note: Revenue excludes non-volume related entries such as provision for potential hurricane impact. (2) Historical DCF calculated as cash flow from operations less non-acquisition capex. (1) Historical EBITDA calculated as net income plus depreciation/amortization plus net interest expense plus Source: SHLX management. 64 non-cash income statement line items.

CONFIDENTIAL

1J Asset Overview – Odyssey

Asset Overview

- A key corridor pipeline in the Eastern Gulf of Mexico
- Comprised of 12- to 20-inch diameter pipelines to deliver crude oil developments in the eastern Gulf of Mexico to other pipelines and terminals onshore Louisiana
  - Connects to the Delta Pipeline with deliveries into Houma, Empire Terminal, NORCO, and Alliance Refineries
- Private pipeline which affords it commercial flexibility, facilitating the attraction and retention of crude volume
- Genesis Energy owns a 29% interest
- In September 2016, SHLX acquired a 49% interest in the Odyssey Pipeline from Shell as part of a $350mm transaction which included an additional 20% interest in Mars Oil Pipeline
  - The collective transaction equates to an 8.4x multiple on NTM EBITDA at the time of announcement
- In November 2017, SHLX acquired an additional 22% interest in Odyssey Pipeline from Shell as part of a $825mm transaction which included a 100% interest in Triton, 22.9% in Mars, 10% in Explorer Pipeline and 41.48% interest in LOCAP
  - The collective transaction equates to a 7.9x multiple on NTM EBITDA at the time of announcement
- Forecasted capital expenditures to be ~$27mm in 2022 related to the pipeline re-route project at MP289C

Management Commentary

"The Odyssey Pipeline is a new addition to our portfolio and extends our footprint into the Eastern Gulf of Mexico. The system offers 220,000 barrels per day of capacity and connects into the Delta Pipeline with deliveries into Zydeco's Houma Terminal, Chevron's Empire Terminal and the NORCO and Alliance Refineries. Odyssey is located in an active area of the Gulf of Mexico with over 20 fields currently connected to it, including Delta House, Horn Mountain and Petronius. ***There are also several developments under way in the vicinity, including near-term tieback opportunities, such as Odd Job and Stonefly, as well as a number of exploratory opportunities currently being drilled."***

February 2018

Asset Specifications

SHLX Ownership / Partners	• 71.0% • GEL
Miles of Pipeline	• 106 miles
Capacity	• 220 MBbl/d
Delivery Points	• Houma • Empire • LA Refining complex

Asset Map


Mississippi
Louisiana
MP 69P
PETRONIUS
DELTA HOUSE
HORN MOUNTAIN DEEP
Anchor Platform
Transportation Platform
Shell Midstream Partners
Third Party

Source: SHLX management, public disclosure.

INTREPID | 65

1J Asset Overview – Odyssey (continued) Gross Operating Statistics ’19 – ’21 ’22 – ’26 2019A 2020A 2021A 2022E 2023E 2024E 2025E 2026E CAGR CAGR Volume (MBbl/d) 119 114 132 113 107 103 98 -- (7%) YoY Growth -- -- (4%) 16% (15%) (5%) (4%) (4%) $0.98 $1.05 $1.05 $1.43 $1.47 $1.51 $1.55 -- 10% Revenue ($/Bbl) YoY Growth -- -- 7% (0%) 37% 3% 2% 3% Financial Statistics (Net to SHLX’s 71% Interest) ’19 – ’21 ’22 – ’26 2019A 2020A 2021A 2022E 2023E 2024E 2025E 2026E CAGR CAGR ($mm, unless otherwise noted) EBITDA $27 $26 $30 $37 $36 $37 $35 -- 4% YoY Growth -- -- (4%) 15% 23% (3%) 3% (5%) $27 $25 $2 $37 $36 $36 $35 -- 105% DCF YoY Growth -- -- (7%) (92%) 1,750% (3%) 0% (3%) Distributions YoY Growth Note: Revenue excludes non-volume related entries such as provision for potential hurricane impact. 66 Source: SHLX management.

CONFIDENTIAL

2A Asset Overview – Zydeco

Asset Overview

- Onshore pipeline that provides a critical outlet to alleviate current transportation bottlenecks of crude oil arriving in Houston, TX from the Eagle Ford shale, Permian Basin and Bakken shale
- Prior to IPO, Shell contributed a 43% interest in Zydeco to SHLX while retaining the remaining 57%
- In May 2015, SHLX acquired an additional 19.5% interest in Zydeco from Shell as part of a $448mm transaction that included a 1.39% interest in the Colonial Pipeline
  - The collective transaction equates to a 10.0x multiple on NTM EBITDA at the time of announcement
- In May 2016, SHLX acquired an additional 30% interest in Zydeco from Shell as part of a $700mm transaction which included a 1% interest in Bengal Pipeline and 3% interest in Colonial Pipeline
  - The transaction equates to 8.8x NTM EBITDA at the time of announcement
- In May 2021, Triton exchanged the Anacortes asset to Shell for $10mm of cash and the remaining 7.5% interest in Zydeco
- Forecasted to have ~$6mm of maintenance capex in 2022
  - ~$4mm is related to Houma tank maintenance, ~$1mm is related to the upgrade of the motor control center at Houma and ~$1mm is related to routine maintenance
- Forecasted to have $1mm/yr growth capex from 2023 through 2026

Management Commentary

"***What I will say about Zydeco is it continues to be a core strategic system to our portfolio***. *It meets the demands of shippers to move crude through refinery demand centers and to the desired export locations. It's more specific around, and you heard what Steve talked about earlier, around the new T&D of 75,000 barrels a day that will begin on the 1st of May. The rates that you asked specifically about are – they're about in the same range as the rates that came out in November. But as we continue with the asset itself, we'll continue to optimize the asset and continue to work through additional T&Ds and combine those with joint tariffs that we feel will be competitive and bring value to the partnership…. Zydeco is one of our core corridors. We think that by increasing this ownership, it's going to provide us upside as our teams continue to develop that Houston corridor all the way to the water via LOOP… And with the volume situation with Zydeco, we'll continue to progress and optimize the asset* ***and fill the asset with volume through future T&D contracts, and we anticipate continue with joint tariffs to fill the volume on the asset also.***"

April 2021

Asset Specifications

SHLX Ownership / Partners	• 100%
Miles of Pipeline	• 379 miles
Mainline Capacity	• 250 - 425 MBbl/d
Delivery Points	• Houma • Port Neches • St. James

Asset Map


Texas
Louisiana
PORT NECHES
ERATH
ST. JAMES
HOUMA
CLOVELLY
MAGELLAN EAST HOUSTON
CAILLOU ISLAND
Tank Storage
Transportation Platform
Shell Midstream Partners

Source: SHLX management, public disclosure.

INTREPID | 67

2A Asset Overview – Zydeco (continued) Gross Operating Statistics ’19 – ’21 ’22 – ’26 2019A 2020A 2021A 2022E 2023E 2024E 2025E 2026E CAGR CAGR Volume (MBbl/d) 717 619 553 507 481 470 470 -- (4%) YoY Growth -- -- (14%) (11%) (8%) (5%) (2%) 0% $0.56 $0.77 $0.74 $0.70 $0.70 $0.71 $0.73 -- (1%) Revenue ($/Bbl) YoY Growth -- -- 39% (4%) (6%) 0% 2% 2% Financial Statistics (Net to SHLX’s 100% Interest) ’19 – ’21 ’22 – ’26 2019A 2020A 2021A 2022E 2023E 2024E 2025E 2026E CAGR CAGR ($mm, unless otherwise noted) EBITDA $57 $89 $75 $60 $55 $53 $57 -- (7%) YoY Growth -- -- 56% (16%) (20%) (8%) (4%) 8% $53 $80 $66 $50 $38 $37 $41 -- (11%) DCF YoY Growth -- -- 51% (18%) (24%) (24%) (3%) 11% Distributions YoY Growth Note: Revenue excludes non-volume related entries such as provision for potential hurricane impact. 68 Source: SHLX management.

CONFIDENTIAL

2A Asset Overview – Zydeco (continued)

Contract Summary

Shipper	Credit Rating[1]	Contact Type	Start Date	End Date	Tariff Escalation
Shipper A	AA-	T&D[2]	June-19	November-20	FERC Index
Shipper B	BBB+	T&D[2]	June-19	November-20	FERC Index
Shipper C	AA-	T&D[2]	July-19	June-24	FERC Index
Shipper D	AA-	TSA	January-19	November-29	FERC Index
Shipper E	BBB+	T&D[2]	May-21	April-22	FERC Index
Shipper F[3]	AA-	T&D[2]	June-21	May-22	FERC Index
Various	*See note (4)*	Offshore Volume	January-19	December-31	FERC Index
Various	*See note (4)*	Offshore Volume	January-19	December-31	FERC Index

	Revenue ($mm)						
Shipper	2020A	2021A	2022E	2023E	2024E	2025E	2026E
Shipper A	$18.1	$ --	$ --	$ --	$ --	$ --	$ --
Shipper B	21.4	--	--	--	--	--	--
Shipper C	13.2	18.9	13.6	13.7	7.0	--	--
Shipper D	48.4	48.5	51.1	51.8	53.0	53.9	55.0
Shipper E	--	10.1	7.2	--	--	--	--
Shipper F[3]	--	14.5	11.3	--	--	--	--
Various	25.3	23.9	22.8	23.1	23.6	24.0	24.5
Various	9.0	9.4	8.1	8.3	8.5	8.6	8.8
Total	**$135.4**	**$125.4**	**$114.1**	**$96.9**	**$92.1**	**$86.6**	**$88.3**
PLA Assumptions							
Total PLA ($mm)	$8.5	$16.6	$17.3	$20.2	$1.3	$17.5	$17.6
Forward Price Premise ($/bbl)			$46	$56	$59	$62	$64

Note: Pipeline revenue data from primary shippers, not intended to be exhaustive. Historically, additional revenue has been generated through spot volumes/aggregation, tanks, docks, PLA (product loss allowance), deferred revenue, etc. Zydeco revenue projections may also include revenue from tanks, docks, PLAs, and other revenue sources. For the listed shippers, expectation from 2022-2026 is that ~65% of revenue is generated from Integrated companies, ~25% is generated from Refiners, and ~10% is generated from Traders.

(1) S&P (LT) Credit Rating of Ultimate Parent Company, March 2022.
(2) Includes Deferred Revenue.
(3) Shipper has option to extend to an additional year.
(4) Primary shippers aggregated under "Various" have S&P credit ratings ranging from BBB - AA-.
Source: SHLX management.

INTREPID | 69

CONFIDENTIAL

2B Asset Overview – Lockport

Asset Overview

- Lockport has 16 crude storage tanks located southwest of Chicago
  - Total storage capacity of 2,000 MBbl across 16 tanks
  - Strategic to this marketplace for storage of Canadian and Bakken crude with capability to feed into 11 Midwest refineries, including Citgo and Patoka, while also providing strategic trading opportunities
- In 2015, SHLX acquired Pecten Midstream LLC in a $390mm transaction, which included a 100% interest in Lockport Crude Terminal (Lockport) and Auger Pipeline System (Auger)
  - The collective transaction equates to an 8.6x multiple on NTM EBITDA
  - Acquisition was funded with ~$300mm of newly issued equity, cash on hand, and available credit facility
- Planned growth capex in the business plan of $10mm in 2022 and $8mm in 2023 going towards tank expansion

Asset Specifications

SHLX Ownership / Partners	• 100.0%
Asset Overview	• 16 tanks
Capacity	• 2,000 MBbl
Delivery Points	• 11 Midwest refineries

Management Commentary

"We continue to explore opportunities, taking advantage of our existing asset base with the unfolding market dynamics. As just one example, in our first quarter earnings webcast, we highlighted the ***possible expansion of our Lockport facility to take advantage of efforts to move barrels south on the announced cap line reversal.*** *And we continue to evaluate options that provide solutions to customers moving barrels to St. James and the refinery complex in Louisiana and on to the water via LOOP….* ***what I would tell you is that right now, we believe that one of our competitive advantages is our diversified footprint with assets in the ground and as you mentioned, the ability to provide connectivity to the key market centers in the Gulf Coast and the Midwest.*** *Right now, there are a number of opportunities that we're developing, but still haven't been FID, but have a range of potential capital outlays. Steve talked a bit about the Lockport -- potential Lockport project. With the amount of capital we could spend on now would be available for James and available connections."*

July 2021

Asset Map


LOCKPORT

Source: SHLX management, public disclosure.

INTREPID | 70

2B Asset Overview – Lockport (continued) Gross Operating Statistics ’19 – ’21 ’22 – ’26 2019A 2020A 2021A 2022E 2023E 2024E 2025E 2026E CAGR CAGR Volume (MMBbl) 81 90 73 78 78 78 78 -- 2% YoY Growth -- -- 10% (19%) 8% (0%) 0% 0% $0.23 $0.24 $0.25 $0.24 $0.25 $0.24 $0.25 -- (0%) Revenue ($/Bbl) YoY Growth -- -- 5% 5% (7%) 5% (2%) 3% Financial Statistics (Net to SHLX’s 100% Interest) ’19 – ’21 ’22 – ’26 2019A 2020A 2021A 2022E 2023E 2024E 2025E 2026E CAGR CAGR ($mm, unless otherwise noted) EBITDA $14 $16 $13 $11 $12 $12 $12 -- (2%) YoY Growth -- -- 14% (19%) (15%) 9% 0% 0% $14 $15 $13 $11 $11 $12 $11 -- (4%) DCF YoY Growth -- -- 7% (13%) (15%) 0% 9% (8%) Distributions YoY Growth Note: Revenue excludes non-volume related entries such as provision for potential hurricane impact. 71 Source: SHLX management.

2B Asset Overview – Lockport (continued) Contract Summary (1) Shipper Credit Rating Contact Type Start Date End Date Original Start Date Tariff Escalation PLA Customer A B- Terminalling January-20 December-24 Jan. 1, 2015 PPI-FG NA Customer B AA- / BBB+ Terminalling January-21 December-22 Jan. 1, 2015 PPI-FG NA (2) Customer C AA- Terminalling January-22 June-22 Jan. 1, 2019 PPI-FG NA (3) Customer D AA- Terminalling September-21 August-22 Mar. 1, 2015 PPI-FG NA (4) Customer D AA- Terminalling January-22 December-22 May. 1, 2018 PPI-FG NA Revenue ($mm) Shipper 2020A 2021A 2022E 2023E 2024E 2025E Customer A $5.8 $5.8 $5.8 $5.9 $6.1 $5.6 Customer B 5.1 5.1 6.0 6.3 7.0 7.1 (2) 1.1 1.0 -- -- -- -- Customer C (3) 4.3 4.3 4.1 6.3 6.3 6.2 Customer D (4) 2.5 1.9 2.5 -- -- -- Customer D Total $18.7 $18.1 $18.4 $18.5 $19.4 $19.0 (1) S&P (LT) Credit Rating of Ultimate Parent Company, March 2022. (2) Customer C sublets space from Customer B; once contract ends, tankage will revert back to Customer B. (3) Contract #1 for 450 MBbl storage space. (4) Contract #2 for 320 MBbl storage space. 72 Source: SHLX management.

CONFIDENTIAL

2C Asset Overview – LOCAP

Asset Overview

- 55-mile common carrier crude pipeline operated by LOOP connecting the LOOP Clovelly Salt Dome storage facility to the active trading hub of St. James, LA
  - The 48-inch diameter pipeline has a throughput capacity of 1.7 MMBbl/d and can expand up to 2.4 MMBbl/d
  - Connected to SHLX's Mars offshore Gulf of Mexico pipeline system
- St. James terminal facility includes ten breakout tanks with over 3 MMBbl of crude storage capacity with:
  - Connection to the following refineries: Garyville (Marathon), Baton Rouge (Exxon), NORCO (Shell), Convent (Shell), Port Allen (Placid)
  - Connection to the following assets: Capline pipeline, Northline pipeline (Exxon), Sugarland terminal, NuStar St. James terminal, Plains St. James terminal
- In November 2017, SHLX acquired a 41.48% interest in LOCAP from Shell as part of a $825mm transaction which included an additional 22.9% interest in Mars Oil Pipeline, an additional 22% interest in Odyssey Pipeline, an additional 10% interest in Explorer Pipeline and a 100% interest in Triton West
  - The collective transaction equates to a 7.9x multiple on NTM EBITDA at the time of announcement

Asset Specifications

SHLX Ownership / Partners	• 41.48% • MPLX
Miles of Pipeline	• 55 miles
Capacity	• 1,700 MBbl/d • 3,200 MBbl
Delivery Points	• Clovelly / LOOP • St. James

Asset Map


Mississippi
Louisiana
ST. JAMES
CLOVELLY
Terminal
Shell Midstream Partners

Source: SHLX management, public disclosure.

INTREPID | 73

2C Asset Overview – LOCAP (continued) Gross Operating Statistics ’19 – ’21 ’22 – ’26 2019A 2020A 2021A 2022E 2023E 2024E 2025E 2026E CAGR CAGR Volume (MBbl/d) -- -- YoY Growth -- -- -- Revenue ($/Bbl) YoY Growth -- Financial Statistics (Net to SHLX’s 41.48% Interest) ’19 – ’21 ’22 – ’26 2019A 2020A 2021A 2022E 2023E 2024E 2025E 2026E CAGR CAGR ($mm, unless otherwise noted) (1) EBITDA $15 $9 -- -- YoY Growth -- -- (41%) (2) DCF $9 $7 -- -- YoY Growth -- -- (27%) Distributions $6 $2 $4 $5 $5 $5 $6 -- 11% YoY Growth -- -- (67%) 100% 25% 0% 0% 20% Note: Revenue excludes non-volume related entries such as provision for potential hurricane impact. (2) Historical DCF calculated as cash flow from operations less non-acquisition capex. (1) Historical EBITDA calculated as net income plus depreciation/amortization plus net interest expense plus Source: SHLX management. 74 non-cash income statement line items.

CONFIDENTIAL

3A Asset Overview – NORCO

Asset Overview

- Consists of certain midstream assets at the Shell NORCO Manufacturing Complex
  - Comprised of crude, chemicals, intermediate and finished product pipelines, storage tanks, docks, truck and rail racks and supporting infrastructure
- Backed by take-or-pay contracts with wholly owned subsidiaries of Shell
  - An initial term of 15 years and an option to extend for an additional five-year term
- Backed by 2 contracts (both AA- credit rating) expiring in 2035
- NORCO was founded in 1916 when the New Orleans Refining Company acquired 366 acres of sugar cane field from the Goodhope Plantation to establish a marine petroleum supply terminal
- Shell Petroleum Corporation acquired NORCO in 1929
- In April 2020, SHLX acquired the NORCO assets from Shell through Triton West (a wholly-owned subsidiary of SHLX) as part of the Mattox acquisition and GP/IDR simplification
- The transaction was treated as a financing arrangement with Shell Oil Productions US (SOPUS) and Shell Chemical
  - SHLX recognizes interest income on the financing receivables on an imputed interest rate of 11.1% related to SOPUS and 7.4% related to Shell Chemical

Management Commentary

*"**Now what this means is that the NORCO assets are booked as a financing receivable on the balance sheet; and cash received from the NORCO take or pay contract will be split between revenue, interest income and an amount titled principal and interest received on financing receivables**…. Going forward, we expect the amounts booked for the NORCO assets to **be fairly stable given the structure of the contracts**… The NORCO logistics assets that we just acquired around the NORCO refinery, that's very strategic to the group. **And as a matter of fact, it's not ramped down it's production.** Partnered with the chemical plant, it generates products for -- that go into hand sanitizer, medical supplies, cleaning supplies, **actually all in high demand in the current environment.**"*

July 2020

Asset Specifications

SHLX Ownership / Partners	• 100.0%
Asset Overview	• 104 tanks
Capacity	• 10,800 MBbl

Asset Map


Mississippi
Louisiana
NORCO

Source: SHLX management, public disclosure.

INTREPID | 75

3A Asset Overview – NORCO (continued) Gross Operating Statistics ’19 – ’21 ’22 – ’26 2019A 2020A 2021A 2022E 2023E 2024E 2025E 2026E CAGR CAGR Volume (MMBbl) -- -- YoY Growth -- -- -- Revenue ($/Bbl) YoY Growth -- Financial Statistics (Net to SHLX’s 100% Interest) ’19 – ’21 ’22 – ’26 2019A 2020A 2021A 2022E 2023E 2024E 2025E 2026E CAGR CAGR ($mm, unless otherwise noted) EBITDA $26 $34 $47 $51 $49 $48 $44 -- (2%) YoY Growth -- -- 31% 38% 9% (4%) (2%) (8%) $49 $69 $84 $88 $84 $84 $83 -- (0%) DCF YoY Growth -- -- 41% 22% 5% (5%) 0% (1%) Distributions YoY Growth Note: Revenue excludes non-volume related entries such as provision for potential hurricane impact. 76 Source: SHLX management.

CONFIDENTIAL

3A Asset Overview – NORCO (continued)

Contract Summary

Shipper	Credit Rating[1]	Contact Type	Start Date	End Date	Tariff Escalation	PLA
Customer A	AA-	Terminalling	April-20	March-35	CPI-U	NA
Customer B	AA-	Terminalling	April-20	March-35	CPI-U	NA

Shipper	Min. Vol. Commitment / Qtr	Initial Tariff	Contractual Cash Rev. ($mm)[2]
Customer A	51,100,000	$0.63	$128.8
Customer B	18,600,000	$0.30	22.3
Total			**$151.1**

(1) S&P (LT) Credit Rating of Ultimate Parent Company, March 2022.
*(2) NORCO Logistics is accounted for as a Failed Sale Leaseback ("FSLB") under the leasing standard (ASC 842). Audited financials will not align with "Cash Revenue" (Minimum Volume Commitment * Tariff) due to accounting treatment.*
Source: SHLX management.

INTREPID | 77

CONFIDENTIAL

3B Asset Overview – Explorer

Asset Overview

- Onshore pipeline system providing refined products across 16 states from the Gulf Coast to Midwest region of the U.S.
  - Access to refined products supply from the Gulf Coast makes Explorer a leading transporter of gasoline, diesel, fuel oil and jet fuel
  - 1,830-mile pipeline with capacity of 660 MBbl/d
- Current SHLX ownership of 38.59%; partnership with MPLX, PSX and ET
- Initially, acquired 2.62% equity interest in July 2016 from SPLC for ~$26.4mm in connection with SPLC exercising its right to purchase a portion of Explorer equity being divested by another shareholder
  - In November 2017, purchased an additional 10% interest in Explorer as part of a broader $825mm dropdown transaction; overall acquisition multiple of 7.9x
  - Subsequently, acquired 25.97% equity interest alongside incremental Colonial Pipeline interest for a total consideration of $800mm and an implied transaction multiple of 7.0x NTM EBITDA
- Strategic growth opportunity through the system's previously announced expansion into the North Dallas market
  - Previously stated a long-term goal to leverage the refined products segment and expand into alternative energy transition themes, such as renewable fuels, hydrogen and CCUS solutions

Management Commentary

"**Additionally, we saw a significant uptick in Explorer, primarily due to refinery turnarounds in the Midwest.** *You've heard me speak to our own business improvement efforts that we've taken over the past several months. All to increase competitiveness and ensure longer-term sustainability…And we anticipate the Explorer throughput to come down as the Midwest refiners are now back up and running at normal rates.* **I will note that while refined products demand has improved, we are still not at pre-COVID levels***…. As far as the timing goes, I think there's a couple of notable items that onetime benefits that we don't expect to see moving forward that Sean articulated without the rebase would have put our coverage below 1. The first one was associated with Explorer and the* **increase in terms of value we saw there associated with the refineries being in turnaround in the Midwest, and we're back online now, and we don't expect that to continue**."

July 2021

Asset Specifications

SHLX Ownership / Partners	• 38.59% • MPLX, PSX, ET
Miles of Pipeline	• 1,830 miles
Capacity	• 660 MBbl/d

Asset Map


CHICAGO
SPRINGFIELD
JEFFERSON CITY
ST. LOUIS
TULSA
OKLAHAMA CITY
DALLAS
AUSTIN
HOUSTON
Key Hubs

Source: SHLX management, public disclosure.

INTREPID | 78

3B Asset Overview – Explorer (continued) Gross Operating Statistics ’19 – ’21 ’22 – ’26 2019A 2020A 2021A 2022E 2023E 2024E 2025E 2026E CAGR CAGR Volume (MBbl/d) 475 572 641 712 749 764 765 -- 5% YoY Growth -- -- 21% 12% 11% 5% 2% 0% $1.90 $1.94 $1.85 $1.88 $1.92 $1.99 $2.06 -- 3% Revenue ($/Bbl) YoY Growth -- -- 2% (5%) 2% 2% 4% 4% Financial Statistics (Net to SHLX’s 38.59% Interest) ’19 – ’21 ’22 – ’26 2019A 2020A 2021A 2022E 2023E 2024E 2025E 2026E CAGR CAGR ($mm, unless otherwise noted) (1) EBITDA $75 $99 -- -- YoY Growth -- -- 31% (2) DCF $52 $48 -- -- YoY Growth -- -- (9%) Distributions $59 $67 $70 $83 $90 $96 $99 -- 9% YoY Growth -- -- 14% 4% 19% 8% 7% 3% Note: Revenue excludes non-volume related entries such as provision for potential hurricane impact. (2) Historical DCF calculated as cash flow from operations less non-acquisition capex. (1) Historical EBITDA calculated as net income plus depreciation/amortization plus net interest expense plus Source: SHLX management. 79 non-cash income statement line items.

CONFIDENTIAL

3C Asset Overview – Triton West

Asset Overview

- Consists of four refined products terminals: Colex (Texas), Des Plaines (Illinois), Portland (Oregon) and Seattle (Washington)
  - In May 2021, Triton sold the Anacortes terminal to Shell in exchange for $10mm in cash and the remaining 7.5% interest in Zydeco
- The terminals are strategically located with take-or-pay contracts with wholly owned subsidiaries of Shell
  - Each contract has an initial term of 10 years with options to extend up to 20 years
- In November 2017, SHLX acquired a 100% interest in Triton West from Shell as part of a $825mm transaction which included an additional 22.9% interest in Mars Oil Pipeline, an additional 22% interest in Odyssey Pipeline, an additional 10% interest in Explorer Pipeline and a 41.48% interest in LOCAP
  - The collective transaction equates to a 7.9x multiple on NTM EBITDA at the time of announcement
- As part of the February 2020 Mattox acquisition and GP/IDR simplification, Triton acquired the NORCO assets from Shell
- Triton is forecasted to have ~$4mm of maintenance capital expenditures in 2022
  - ~$1mm is related to the Seattle dock line repair, ~$1mm is related to a control center integration project for Portland and ~$2mm is related to routine maintenance

Asset Specifications

SHLX Ownership / Partners	• 100.0%
Asset Overview	• 4 terminals
Capacity	• 4,570 MBbl
Delivery Points	• Illinois • Texas • Washington • Oregon

Management Commentary

"The acquired terminals have a combined capacity of 4.5 million barrels and provide storage, blending and truck lifting for various grades of gasoline, diesel, ethanol and jet fuel for eventual delivery to nearby Metropolitan markets. Each terminal is a 10-year contract with minimum volume commitments from Shell and options to extend up to an additional 10 years, which provides reliable and ratable cash flows. 3 terminals sit in the Pacific Northwest and are integrated with Shell's refinery in the state of Washington and serve the large marketing presence in that area. With this acquisition, our portfolio now serves key markets expanding both coast. The Des Plaines terminal primarily serves O'Hare International Airport and supports Shell's position as one of the top branded gasoline fuel suppliers in the Chicago area. And finally, the Colex terminal is integrated with Shell Deer Park Refinery and sits in an active trading hub with connectivity to Explorer, Colonial, Magellan and TEPPCO pipelines. Shell owns an additional 20 refined products terminals in other parts of the U.S. that could make their way to the MLP overtime."

February 2020

Asset Map


SEATTLE
PORTLAND
DES PLAINES
COLEX

Source: SHLX management, public disclosure.

INTREPID | 80

3C Asset Overview – Triton West (continued) Gross Operating Statistics ’19 – ’21 ’22 – ’26 2019A 2020A 2021A 2022E 2023E 2024E 2025E 2026E CAGR CAGR Volume (MMBbl) YoY Growth -- Revenue ($/Bbl) YoY Growth -- Financial Statistics (Net to SHLX’s 100% Interest) ’19 – ’21 ’22 – ’26 2019A 2020A 2021A 2022E 2023E 2024E 2025E 2026E CAGR CAGR ($mm, unless otherwise noted) EBITDA $32 $24 $21 $18 $18 $18 $16 -- (7%) YoY Growth -- -- (25%) (13%) (14%) 0% 0% (11%) $30 $22 $19 $17 $14 $14 $9 -- (17%) DCF YoY Growth -- -- (27%) (14%) (11%) (18%) 0% (36%) Distributions YoY Growth Note: Revenue excludes non-volume related entries such as provision for potential hurricane impact. 81 Source: SHLX management.

3C Asset Overview – Triton West (continued) Contract Summary (1) Shipper Asset Credit Rating Contact Type Start Date End Date Tariff Escalation PLA Customer A Des Plaines AA- Terminalling December-17 November-27 CPI-U NA Customer A COLEX AA- Terminalling December-17 November-27 CPI-U NA (2) Customer A AA- Terminalling December-17 September-21 CPI-U NA Anacortes Customer A Seattle AA- Terminalling December-17 November-27 CPI-U NA Customer A Portland AA- Terminalling December-17 November-27 CPI-U NA Revenue ($mm) Shipper Asset 2020A 2021A 2022E 2023E 2024E 2025E Customer A Des Plaines $16.1 $16.2 $16.1 $15.2 $16.2 $17.1 Customer A COLEX 22.1 21.5 21.2 21.2 21.6 22.1 (2) Customer A 5.0 4.6 -- -- -- -- Anacortes Customer A Seattle 12.5 12.5 12.4 12.6 12.8 13.1 Customer A Portland 7.3 7.1 7.4 7.5 7.6 7.8 Total $62.9 $62.0 $57.1 $56.5 $58.3 $60.0 (1) S&P (LT) Credit Rating of Ultimate Parent Company, March 2022. (2) Anacortes divested as part of Puget Sound Refinery sale; rack operations handed over Oct. 1, 2021. 82 Source: SHLX management.

CONFIDENTIAL

3D Asset Overview – Colonial

Asset Overview

- The largest refined products pipeline in the United States
  - Transports ~50% of the refined petroleum products consumed in the East Coast
- Prior to the SHLX IPO, Shell contributed a 1.612% interest in Colonial and retained a 14.508%
- In May 2015, SHLX acquired an additional 1.388% interest in Colonial from Shell as part of a $448mm transaction which included a 19.5% interest in Zydeco
  - The collective transaction equates to a 10.0x multiple on NTM EBITDA at the time of announcement
- In May 2016, SHLX acquired an additional 3% interest in Colonial from Shell as part of a $700mm transaction which included an additional 30% interest in Zydeco and an additional 1% interest in the Bengal Pipeline
  - The collective transaction equates to an 8.8x multiple on NTM EBITDA at the time of announcement
- In May 2019, SHLX acquired an additional 10.125% interest in Colonial from Shell as part of a $800mm transaction which included an additional 25.97% interest in the Explorer Pipeline
  - The collective transaction equates to a 7.0x multiple on NTM EBITDA at the time of announcement
- Management forecasts reinstatement of distribution in 2022

Management Commentary

"As we view it, and as we discussed last quarter, ***the risk associated with the rate case as well as the Huntersville incident could impact for distributions and here we sit with the second quarter in a row where they didn't declare a distribution. However, we believe that Colonial will be able to manage that within their financial framework. Don't anticipate the need for a cash injection from owners.*** *And also we see coming out of that, that the strategic nature of Colonial is still there. We believe in our investment, and we believe that it will turn to a distribution in time and are happy with our position there"*

July 2021

Asset Specifications

SHLX Ownership / Partners	• 16.125% • Koch, KKR, IFM, Colonial
Miles of Pipeline	• 5,500 miles
Capacity	• 2,500 MBbl/d

Asset Map


NEW YORK
PHILADELPHIA
BALTIMORE
WASHINGTON
RICHMOND
NORFOLK
GREENSBORO
RALEIGH
KNOXVILLE
NASHVILLE
GREENVILLE
CHATTANOOGA
CHARLOTTE
BIRMINGHAM
ATLANTA
COLUMBIA
BATON ROUGE
HOUSTON
NEW ORLEANS
Key Hubs

Source: SHLX management, public disclosure.

INTREPID | 83

3D Asset Overview – Colonial (continued) Gross Operating Statistics ’19 – ’21 ’22 – ’26 2019A 2020A 2021A 2022E 2023E 2024E 2025E 2026E CAGR CAGR Volume (MBbl/d) -- -- 2,595 2,624 2,624 2,631 2,637 -- 0% YoY Growth -- -- -- -- 1% 0% 0% 0% -- -- $1.37 $1.44 $1.58 $1.68 $1.73 -- 6% Revenue ($/Bbl) YoY Growth -- -- -- -- 5% 9% 7% 3% Financial Statistics (Net to SHLX’s 16.125% Interest) ’19 – ’21 ’22 – ’26 2019A 2020A 2021A 2022E 2023E 2024E 2025E 2026E CAGR CAGR ($mm, unless otherwise noted) EBITDA (31%) -- YoY Growth (4%) -- DCF YoY Growth Distributions $76 $14 $10 $50 $66 $73 $76 -- 66% YoY Growth -- -- (82%) (29%) 400% 32% 11% 4% Note: Revenue excludes non-volume related entries such as provision for potential hurricane impact. 84 Source: SHLX management.

CONFIDENTIAL

3E Asset Overview – Bengal

Asset Overview

- Joint venture with Colonial Pipeline Company
  - Bengal's pipelines are operated by Shell and the tankage system is operated by Colonial Pipeline Company
- Connects four refineries in the St. Charles, NORCO, Garyville and Convent areas of Louisiana with refined products storage tankage in Baton Rouge, LA
- Connects with the Plantation and Colonial Pipelines to provide major market outlets to the Southeast and East Coast
- Formed as a joint venture between Colonial Pipeline Company and Shell in 2006
  - Shell contributed a 49% interest in the Bengal Pipeline to SHLX prior to SHLX's IPO and retained a 1% interest
- In 2016, SHLX acquired Shell's remaining 1% interest as part of $700mm transaction, which included an additional 30% interest in Zydeco and an additional 3% interest in the Colonial Pipeline
  - The collective transaction equates to an 8.8x multiple on NTM EBITDA at the time of announcement
- No forecasted growth capex by management

Management Commentary

Q: "So I'd like to hear a little bit more color on the quarter-over-quarter decline in Colonial and Bengal specifically. Was this really just a result of demand not being there? Do you have other volatility perhaps related to refiners in the Gulf Coast being down to this -- due to the storms and the lack of supply?"

A: "I think more on a macro level, in our geography, in the United States is still balancing out the remaining refineries and the production associated with that. So it's both of an impact largely demand oriented. And also, there's probably a bit of latent effect as some of the storm elements impacted early on. So yes, I think you're reading it right. ***We believe that demand settles out. These are still very strategic lines that our volume will come back as demand picks up, and they will have a place longer term from a strategic asset in the United States.****"*

April 2021

Asset Specifications

SHLX Ownership / Partners	• 50.0% • Colonial Pipeline Company
Miles of Pipeline	• 95 miles
Capacity	• 305 MBbl/d
Delivery Points	• St. Charles • NORCO • Garyville • Convent

Asset Map


Mississippi
Louisiana
GARYVILLE
ST. JAMES
NORCO
ST. CHARLES
Refinery

Source: SHLX management, public disclosure.

INTREPID | 85

3E Asset Overview – Bengal (continued) Gross Operating Statistics ’19 – ’21 ’22 – ’26 2019A 2020A 2021A 2022E 2023E 2024E 2025E 2026E CAGR CAGR Volume (MBbl/d) YoY Growth -- Revenue ($/Bbl) YoY Growth -- Financial Statistics (Net to SHLX’s 50% Interest) ’19 – ’21 ’22 – ’26 2019A 2020A 2021A 2022E 2023E 2024E 2025E 2026E CAGR CAGR ($mm, unless otherwise noted) (1) EBITDA $26 $20 -- -- YoY Growth -- (23%) (2) DCF $17 $18 -- -- YoY Growth -- 8% Distributions $17 $11 $5 $5 $5 $6 $6 -- 5% YoY Growth -- -- (35%) (55%) 0% 0% 20% 0% Note: Revenue excludes non-volume related entries such as provision for potential hurricane impact. (2) Historical DCF calculated as cash flow from operations less non-acquisition capex. (1) Historical EBITDA calculated as net income plus depreciation/amortization plus net interest expense plus Source: SHLX management. 86 non-cash income statement line items.

CONFIDENTIAL

4A Asset Overview – Refinery Gas Pipelines

Asset Overview

- A network of ~105 miles of gas pipeline which transports refinery gas
  - Transports a mix of methane, natural gas liquids and olefins
- Connects multiple refineries and plants operated along the Gulf Coast to Shell Chemical sites
  - Includes Shell's NORCO refinery and Deer Park refinery
- Generates revenue under transportation services agreements that include minimum revenue commitments
  - Contracts require a specified monthly payment regardless of volume shipped, and shippers do not receive a credit for unused volume in a given month to use in future months
- Acquired from Shell in May 2017 as part of a $630mm transaction including Delta and Na Kika
  - The collective transaction equates to an 8.4x multiple on NTM EBITDA at the time of announcement
- Contracted with one shipper (AA- credit rating) on multiple 10-year contracts expiring in 2027

Management Commentary

"The acquisition of the Refinery Gas Pipelines is important because it's the first drop-down from outside of Shell Pipeline Company signaling the next phase of our strategy to acquire assets from the larger Shell portfolio… as part of this acquisition, Shell Chemical has committed to use these assets under a long-term contract with take-or-pay provisions, which provides long-term stable cash flows to Shell Midstream Partners and also continues to signal strong support from our sponsor… ***When you look at the EBITDA associated with the drop, it's tilted more towards the Refinery Gas Pipelines than it is towards the offshore assets****. So the Refinery Gas Pipelines, as I said, is an important drop-down for us…. So there's a lot of things to like about the Refinery Gas Pipelines from a strategic standpoint as well as from a portfolio standpoint…* ***they are long-term contracts with take-or-pay provisions. So this goes a long way to securing the cash flow for a long period of time.*** *And also, with the Shell Chemicals coming forward and we're arriving at the arrangement that we have.*

May 2017

Asset Specifications

SHLX Ownership / Partners	• 100.0%
Miles of Pipeline	• 105 miles
Capacity	• 20,520 Mlbs/d
Delivery Points	• NORCO • Deer Park

Asset Map


Texas
Louisiana
CONVENT
NORCO
GARYVILLE
DEER PARK
Refineries / Plants
Shell Midstream Partners

Source: SHLX management, public disclosure.

INTREPID | 87

4A Asset Overview – Refinery Gas Pipelines (continued) Gross Operating Statistics ’19 – ’21 ’22 – ’26 2019A 2020A 2021A 2022E 2023E 2024E 2025E 2026E CAGR CAGR Volume (MBbl/d) -- -- YoY Growth -- -- -- Revenue ($/Bbl) YoY Growth -- Financial Statistics (Net to SHLX’s 100% Interest) ’19 – ’21 ’22 – ’26 2019A 2020A 2021A 2022E 2023E 2024E 2025E 2026E CAGR CAGR ($mm, unless otherwise noted) EBITDA $42 $43 $40 $44 $41 $42 $44 -- 2% YoY Growth -- -- 2% (7%) 10% (7%) 2% 5% $42 $43 $39 $42 $41 $42 $44 -- 3% DCF YoY Growth -- -- 2% (9%) 8% (2%) 2% 5% Distributions YoY Growth Note: Revenue excludes non-volume related entries such as provision for potential hurricane impact. 88 Source: SHLX management.

4A Asset Overview – Refinery Gas Pipelines (continued) Contract Summary (1) Shipper Line Segment Credit Rating Contact Type Start Date End Date Tariff Escalation PLA Garyville - Norco 10% of change Shipper A AA- TSA May-17 May-27 NA (Norco Paraffinic) in GDP Convent - Garyville 10% of change Shipper A AA- TSA May-17 May-27 NA (Convent) (2) in GDP 10% of change Shipper A TEXAS CITY (TXC) AA- TSA May-17 May-27 NA in GDP Convent - Garyville - 10% of change Shipper A AA- TSA May-17 May-27 NA Norco (Garyville) in GDP Houston Ship Channel 10% of change Shipper A AA- TSA May-17 May-27 NA (HSC) in GDP Revenue ($mm) Shipper Line Segment 2020A 2021A 2022E 2023E 2024E 2025E 2026E Garyville - Norco Shipper A $9.2 $9.1 $9.2 $9.2 $9.2 $9.2 $9.2 (Norco Paraffinic) Convent - Garyville Shipper A 5.9 5.9 5.9 5.9 5.9 5.9 5.9 (Convent) (2) Shipper A TEXAS CITY (TXC) 17.8 17.8 17.8 17.9 17.9 17.9 18.0 Convent - Garyville - Shipper A 9.3 9.3 9.3 9.3 9.3 9.3 9.3 Norco (Garyville) Houston Ship Channel Shipper A 4.5 4.5 4.5 4.5 4.5 4.5 4.5 (HSC) Total $46.7 $46.6 $46.7 $46.8 $46.9 $46.9 $47.0 (1) S&P (LT) Credit Rating of Ultimate Parent Company, March 2022. 89 Source: SHLX management..

CONFIDENTIAL

4B Asset Overview – Permian Gas G&P

Asset Overview

- 50% equity interest in Crestwood Permian Basin LLC, which owns the Nautilus gas gathering gas system located in the Delaware Permian Basin
- Operated by affiliates of Crestwood Equity Partners, L.P. ("CEQP")
- Consists of a network of low-pressure gathering line and high-pressure trunklines
  - 100,000 dedicated acres in Loving and Ward counties
  - 20-year gathering compression contracts
  - Tiered fixed-fee contract structure
- 4 compressor stations, with dehydration, and liquids handling services
- Processing plant connections with Bone Springs (direct), Ramsey (via Avalon Express), and Orla (via Orla Express)
- SHLX acquired its current 50% interest in August 2017 for $49.9mm and initial capital contribution
- 8/8ths EBITDA forecasted to grow from ~$21mm in 2021 to ~$38mm by 2025 based on increasing SWEPI activity and a return of Battalion / Point Energy development
  - Forecasted volumes are predominantly supplied by SWEPI, which is forecasted to run 4.5 rigs in 2022 and 5.0 rigs in 2023+ (75% allocation to Nautilus)
  - Battalion / Point Energy are forecasted to complete 6 wells per year
- Growth capex forecast to decline over time due to the expectation that certain wells will be reimbursable from SWEPI

Operator Commentary

*"**Obviously, Conoco taking over the SWEPI position, we view as a net positive to our position in the Delaware Basin. Conoco is clearly committed to that basin with the significant inventory that they have.** They were already an existing customer of ours in a meaningful way through their acquisition of Concho. And now this creates a more meaningful relationship with them. **So all in all, we view it as very positive on the upstream development side. I think it obviously does create questions around Shell (inaudible) long-term investment in our joint venture at Nautilus**. And I think as we've said historically, we'd love to be a potential solution there as a part of that, but nothing imminent at this point. We'll continue to work with our partners there to optimize the asset for the long term."*

Crestwood
October 2021

Asset Specifications

SHLX Ownership / Partners	• 50.0% • CEQP
Miles of Pipeline	• 166
Capacity	• 240 Mcf/d
Other	• 100,000 dedicated acres in Loving County and Ward County

Asset Map


New Mexico
Texas
ORLA
Processing Plant
Compressor Station
Gathering Pipelines

Source: SHLX management, public disclosure.

INTREPID | 90

4B Asset Overview – Permian Gas G&P (continued) Gross Operating Statistics ’19 – ’21 ’22 – ’26 2019A 2020A 2021A 2022E 2023E 2024E 2025E 2026E CAGR CAGR Volume (MMcf/d) 144 148 168 191 207 -- -- YoY Growth -- -- 3% 14% 13% 8% $0.74 $0.76 $0.80 $0.81 $0.82 -- -- Revenue ($/Mcf) YoY Growth -- -- 3% 4% 2% 2% Financial Statistics (Net to SHLX’s 50% Interest) ’19 – ’21 ’22 – ’26 2019A 2020A 2021A 2022E 2023E 2024E 2025E 2026E CAGR CAGR ($mm, unless otherwise noted) EBITDA $11 $11 $14 $17 $19 -- -- YoY Growth -- -- 8% 26% 19% 11% $11 $10 $13 $15 $17 -- -- DCF YoY Growth -- -- (9%) 26% 21% 14% Distributions $13 $11 $10 $13 $15 $17 $18 -- 16% YoY Growth -- -- (15%) (9%) 30% 15% 13% 6% Note: Revenue excludes non-volume related entries such as provision for potential hurricane impact. 91 Source: SHLX management.

TAB B: ADDITIONAL FINANCIAL DETAIL 92

CONFIDENTIAL

Financial Projections Detail – Distributions from Equity Investments

1A Amberjack (75% Series A / 50% Series B)

'22E - '26E CAGR: 2.0%


$146
$129
$135
$130
$130
$133
$146
2020A
2021A
2022E
2023E
2024E
2025E
2026E

1B Mars (71.5%)

'22E - '26E CAGR: 3.9%


Revenue decline due to decline in production
$123
$86
$108
$142
$145
$127
$126
2020A
2021A
2022E
2023E
2024E
2025E
2026E

1C Mattox (79.0%)

'22E - '26E CAGR: (9.5%)


Decrease in revenue per barrel as Appomattox MMQ decreases over time
$57
$67
$70
$63
$45
$49
$47
2020A
2021A
2022E
2023E
2024E
2025E
2026E

1D Poseidon (36.0%)

'22E - '26E CAGR: --%


$37
$39
$35
$38
$37
$36
$35
2020A
2021A
2022E
2023E
2024E
2025E
2026E

Source: SHLX management.

INTREPID | 93

CONFIDENTIAL

Financial Projections Detail – Distributions from Equity Investments (continued)

1H

Endymion (10.0%)

'22E - '26E CAGR: (5.4%)


$4
$5
$5
$4
$3
$4
$4
2020A
2021A
2022E
2023E
2024E
2025E
2026E

1I

Proteus (10.0%)

'22E - '26E CAGR: (9.6%)


$3
$3
$3
$3
$2
$2
$2
2020A
2021A
2022E
2023E
2024E
2025E
2026E

2C

LOCAP (41.48%)

'22E - '26E CAGR: 10.7%


$6
$2
$4
$5
$5
$5
$6
2020A
2021A
2022E
2023E
2024E
2025E
2026E

3B

Explorer (38.59%)

'22E - '26E CAGR: 9.1%


$59
$67
$70
$83
$90
$96
$99
2020A
2021A
2022E
2023E
2024E
2025E
2026E

Source: SHLX management.

INTREPID | 94

CONFIDENTIAL

Financial Projections Detail – Distributions from Equity Investments (continued)

3D

Colonial (16.125%)

'22E - '26E CAGR: 66.0%


$76
$14
$10
$50
$66
$73
$76
2020A
2021A
2022E
2023E
2024E
2025E
2026E

3E

Bengal (50.0%)

'22E - '26E CAGR: 4.7%


$17
$11
$5
$5
$5
$6
$6
2020A
2021A
2022E
2023E
2024E
2025E
2026E

4B

Permian G&P (50.0%)

'22E - '26E CAGR: 15.8%


$13
$11
$10
$13
$15
$17
$18
2020A
2021A
2022E
2023E
2024E
2025E
2026E

Source: SHLX management.

INTREPID | 95

1E Financial Projection Detail – Delta Gross Volume (MBbl/d) EBITDA ($mm) ’22E - ’26E CAGR: 0.5% ’22E - ’26E CAGR: 3.6% Volume growth from Main Pass 69 platform 278.8 265.6 258.4 247.7 243.2 229.0 $32 $32 210.4 $30 $30 $29 $26 $22 2020A 2021A 2022E 2023E 2024E 2025E 2026E 2020A 2021A 2022E 2023E 2024E 2025E 2026E (1) (1) Capex ($mm) Free Cash Flow ($mm) Growth Capex ’22E - ’26E CAGR: 2.8% Maintenance Capex Replace 3 miles of pipeline from Nairn to Empire $31 $31 $29 $27 $26 $24 $21 $5 $3 $1 $1 $1 $1 $5 $3 $1 $1 $1 $1 2020A 2021A 2022E 2023E 2024E 2025E 2026E 2020A 2021A 2022E 2023E 2024E 2025E 2026E Note: Capex diagram not shown to scale for presentation purposes. (1) Excludes historical growth capex. 96 (2) Free Cash Flow calculated as EBITDA less total capex. Source: SHLX management.

1F Financial Projection Detail – Auger Gross Volume (MBbl/d) EBITDA ($mm) ’22E - ’26E CAGR: 20.1% ’22E - ’26E CAGR: (4.5%) First oil from North Platte $28 $26 $24 $24 in 2025 $20 $18 101.9 $14 73.8 58.0 55.5 49.0 48.3 41.7 2020A 2021A 2022E 2023E 2024E 2025E 2026E 2020A 2021A 2022E 2023E 2024E 2025E 2026E (1) (1) Capex ($mm) Free Cash Flow ($mm) Growth Capex ’22E - ’26E CAGR: 6.1% Maintenance Capex North Platte (Equinor) expansion project $20 $13 $28 $26 $9 $19 $19 $15 $13 $11 $13 $9 $1 $1 $1 $1 $1 ($2) 2020A 2021A 2022E 2023E 2024E 2025E 2026E 2020A 2021A 2022E 2023E 2024E 2025E 2026E Note: Capex diagram not shown to scale for presentation purposes. (1) Excludes historical growth capex. 97 (2) Free Cash Flow calculated as EBITDA less total capex. Source: SHLX management.

1G Financial Projection Detail – Na Kika Gross Volume (MBbl/d) EBITDA ($mm) ’22E - ’26E CAGR: (3.0%) ’22E - ’26E CAGR: 29.2% $39 $20 $16 $14 $14 $13 65.0 $9 56.4 60.6 53.6 51.8 50.0 39.9 2020A 2021A 2022E 2023E 2024E 2025E 2026E 2020A 2021A 2022E 2023E 2024E 2025E 2026E (1) (1) Capex ($mm) Free Cash Flow ($mm) Growth Capex ’22E - ’26E CAGR: 29.2% Maintenance Capex $39 $20 $16 $14 $14 $13 $9 2020A 2021A 2022E 2023E 2024E 2025E 2026E 2020A 2021A 2022E 2023E 2024E 2025E 2026E Note: Capex diagram not shown to scale for presentation purposes. (1) Excludes historical growth capex. 98 (2) Free Cash Flow calculated as EBITDA less total capex. Source: SHLX management.

1J Financial Projection Detail – Odyssey Gross Volume (MBbl/d) EBITDA ($mm) ’22E - ’26E CAGR: (7.2%) ’22E - ’26E CAGR: 3.9% $37 $37 $36 $35 $30 $27 $26 132.3 118.7 114.0 112.7 107.4 102.8 98.3 2020A 2021A 2022E 2023E 2024E 2025E 2026E 2020A 2021A 2022E 2023E 2024E 2025E 2026E (1) (1) Capex ($mm) Free Cash Flow ($mm) Growth Capex ’22E - ’26E CAGR: 84.8% Maintenance Capex $27 Re-route from platform abandoned by customer $27 $37 $37 $36 $35 $27 $25 $1 $3 $1 2020A 2021A 2022E 2023E 2024E 2025E 2026E 2020A 2021A 2022E 2023E 2024E 2025E 2026E Note: Capex diagram not shown to scale for presentation purposes. (1) Excludes historical growth capex. 99 (2) Free Cash Flow calculated as EBITDA less total capex. Source: SHLX management.

2A Financial Projection Detail – Zydeco (1) Gross Volume (MBbl/d) EBITDA ($mm) ’22E - ’26E CAGR: (4.0%) ’22E - ’26E CAGR: (6.6%) 717.0 $89 Decrease in revenue per barrel 619.0 from 2021 to 2023; modest 553.0 $75 increase in 2025 and 2026 507.4 481.1 470.0 470.0 $60 $57 $57 $55 $53 2020A 2021A 2022E 2023E 2024E 2025E 2026E 2020A 2021A 2022E 2023E 2024E 2025E 2026E (2) (3) Capex ($mm) Free Cash Flow ($mm) Growth Capex ’22E - ’26E CAGR: (10.6%) Maintenance Capex $83 Increase in outer years attributable to scheduled inline maintenance $69 and asset integrity schedule $17 $53 $15 $14 $44 $13 $1 $40 $40 $39 $1 $1 $7 $17 $6 $6 $14 $13 $1 $12 $6 $6 $6 2020A 2021A 2022E 2023E 2024E 2025E 2026E 2020A 2021A 2022E 2023E 2024E 2025E 2026E Note: Capex diagram not shown to scale for presentation purposes. (1) Includes transportation volumes and volumes from other revenue-generating activities, including tanks, docks, and PLA. (2) Excludes historical growth capex. 100 (3) Free Cash Flow calculated as EBITDA less total capex. Source: SHLX management.

2B Financial Projection Detail – Lockport Gross Volume (MMBbl) EBITDA ($mm) ’22E - ’26E CAGR: 1.9% ’22E - ’26E CAGR: (2.0%) 89.8 81.4 78.5 78.3 78.5 78.5 72.7 $16 $14 $13 $12 $12 $12 $11 2020A 2021A 2022E 2023E 2024E 2025E 2026E 2020A 2021A 2022E 2023E 2024E 2025E 2026E (1) (1) Capex ($mm) Free Cash Flow ($mm) Growth Capex ’22E - ’26E CAGR: 41.4% Maintenance Capex Expansion project (two tanks) $10 $8 $15 $14 $12 $12 $11 $10 $8 $1 $1 $3 $3 $1 $1 2020A 2021A 2022E 2023E 2024E 2025E 2026E 2020A 2021A 2022E 2023E 2024E 2025E 2026E Note: Capex diagram not shown to scale for presentation purposes. (1) Excludes historical growth capex. 101 (2) Free Cash Flow calculated as EBITDA less total capex. Source: SHLX management.

3A Financial Projection Detail – NORCO Gross Volume (MMBbl) EBITDA ($mm) ’22E - ’26E CAGR: n.a. ’22E - ’26E CAGR: (1.6%) Open diligence item; “failed sale leaseback” accounting treatment limits comparability of NORCO cash flows to other assets $51 $49 $48 $47 $44 $34 $26 2020A 2021A 2022E 2023E 2024E 2025E 2026E 2020A 2021A 2022E 2023E 2024E 2025E 2026E (1) (2) Capex ($mm) Free Cash Flow ($mm) Growth Capex ’22E - ’26E CAGR: (0.3%) Maintenance Capex $88 $84 $84 $84 $83 $69 $49 2020A 2021A 2022E 2023E 2024E 2025E 2026E 2020A 2021A 2022E 2023E 2024E 2025E 2026E Note: Capex diagram not shown to scale for presentation purposes. (1) Excludes historical growth capex. 102 (2) Represents DCF for NORCO assets; capex detail unavailable given accounting treatment. Source: SHLX management.

3C Financial Projection Detail – Triton West Gross Volume (MMBbl) EBITDA ($mm) ’22E - ’26E CAGR: n.a. ’22E - ’26E CAGR: (6.6%) $32 $24 $21 $18 $18 $18 $16 2020A 2021A 2022E 2023E 2024E 2025E 2026E 2020A 2021A 2022E 2023E 2024E 2025E 2026E (1) (1) Capex ($mm) Free Cash Flow ($mm) Growth Capex ’22E - ’26E CAGR: (17.0%) Maintenance Capex $30 $7 $22 $19 $17 $4 $4 $14 $14 $9 $2 $2 $2 $7 $1 $4 $4 $2 $2 $2 $1 2020A 2021A 2022E 2023E 2024E 2025E 2026E 2020A 2021A 2022E 2023E 2024E 2025E 2026E Note: Capex diagram not shown to scale for presentation purposes. (1) Excludes historical growth capex. 103 (2) Free Cash Flow calculated as EBITDA less total capex. Source: SHLX management.

4A Financial Projection Detail – Refinery Gas Pipelines Gross Volume (MBbl/d) EBITDA ($mm) ’22E - ’26E CAGR: n.a. ’22E - ’26E CAGR: 2.4% $44 $44 $43 $42 $42 $41 $40 2020A 2021A 2022E 2023E 2024E 2025E 2026E 2020A 2021A 2022E 2023E 2024E 2025E 2026E (1) (1) Capex ($mm) Free Cash Flow ($mm) Growth Capex ’22E - ’26E CAGR: 3.7% Maintenance Capex $44 $43 $42 $42 $42 $41 $38 $2 $2 $2 $2 2020A 2021A 2022E 2023E 2024E 2025E 2026E 2020A 2021A 2022E 2023E 2024E 2025E 2026E Note: Capex diagram not shown to scale for presentation purposes. (1) Excludes historical growth capex. 104 (2) Free Cash Flow calculated as EBITDA less total capex. Source: SHLX management.

Financial Forecast Summary | Adjusted SHLX Management Case 3/31/22 6/30/22 9/30/22 12/31/22 YE 2022 3/31/23 6/30/23 9/30/23 12/31/23 YE 2023 3/31/24 6/30/24 9/30/24 12/31/24 YE 2024 3/31/25 6/30/25 9/30/25 12/31/25 YE 2025 3/31/26 6/30/26 9/30/26 12/31/26 YE 2026 ($ in millions, unless otherwise noted) Free Cash Flow Summary Total EBITDA $181 $178 $178 $178 $716 $202 $199 $199 $199 $800 $197 $197 $197 $197 $786 $196 $196 $196 $196 $783 $207 $207 $207 $207 $827 (-) Maintenance CapEx (9) (9) (9) (9) (37) (3) (3) (3) (3) (10) (6) (6) (6) (6) (25) (5) (5) (5) (5) (21) (5) (5) (5) (5) (21) (-) Interest Expense (22) (22) (23) (23) (91) (24) (24) (23) (23) (94) (23) (22) (22) (22) (89) (21) (21) (21) (21) (84) (20) (20) (20) (19) (79) (-) Preferred Distributions (12) (12) (12) (12) (48) (12) (12) (12) (12) (48) (12) (12) (12) (12) (48) (12) (12) (12) (12) (48) (12) (12) (12) (12) (48) (±) Other -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- Total Distributable Cash Flow $138 $135 $134 $134 $540 $164 $161 $161 $162 $648 $156 $156 $156 $156 $624 $157 $157 $158 $158 $630 $169 $170 $170 $170 $679 (-) Total Common Distributions (118) (118) (118) (118) (472) (118) (118) (118) (118) (472) (118) (118) (118) (118) (472) (118) (118) (118) (118) (472) (118) (118) (118) (118) (472) Cash Coverage / (Deficit) $20 $17 $16 $16 $69 $46 $43 $43 $44 $176 $38 $38 $38 $39 $152 $39 $39 $40 $40 $158 $51 $52 $52 $52 $207 (-) Growth CapEx (6) (6) (6) (6) (23) (7) (7) (7) (7) (26) (7) (7) (7) (7) (28) (6) (6) (6) (6) (25) (9) (9) (9) (9) (36) Free Cash Flow after Distributions $14 $11 $10 $10 $46 $40 $37 $37 $37 $150 $31 $31 $31 $32 $124 $33 $33 $33 $34 $133 $42 $43 $43 $43 $171 (+) BoP BS Cash 361 150 150 150 361 150 150 150 150 150 150 150 150 150 150 150 150 150 150 150 150 150 150 150 150 (-) Minimum BS Cash (150) (150) (150) (150) (150) (150) (150) (150) (150) (150) (150) (150) (150) (150) (150) (150) (150) (150) (150) (150) (150) (150) (150) (150) (150) (±) Revolver Draw / (Paydown) (225) (11) (10) (10) (257) (40) (37) (37) (37) (150) (31) (31) (31) (32) (124) (33) (33) (33) (34) (133) (42) (43) (43) (43) (171) Net Change in Cash $-- $-- $-- $-- $-- $-- $-- $-- $-- $-- $-- $-- $-- $-- $-- $-- $-- $-- $-- $-- $-- $-- $-- $-- $-- Memo: Free Cash Flow ( FCF ) $132 $129 $128 $128 $517 $158 $155 $155 $155 $622 $149 $149 $149 $149 $596 $151 $151 $151 $152 $605 $160 $161 $161 $161 $643 Memo: Average Units Outstanding 393 393 393 393 393 393 393 393 393 393 393 393 393 393 393 393 393 393 393 393 393 393 393 393 393 Cash Flow Metrics DCF ($/unit) $0.35 $0.34 $0.34 $0.34 $1.37 $0.42 $0.41 $0.41 $0.41 $1.65 $0.40 $0.40 $0.40 $0.40 $1.59 $0.40 $0.40 $0.40 $0.40 $1.60 $0.43 $0.43 $0.43 $0.43 $1.73 FCF ($/unit) $0.34 $0.33 $0.33 $0.32 $1.32 $0.40 $0.39 $0.39 $0.39 $1.58 $0.38 $0.38 $0.38 $0.38 $1.52 $0.38 $0.38 $0.39 $0.39 $1.54 $0.41 $0.41 $0.41 $0.41 $1.63 Distribution ($/unit) $0.30 $0.30 $0.30 $0.30 $1.20 $0.30 $0.30 $0.30 $0.30 $1.20 $0.30 $0.30 $0.30 $0.30 $1.20 $0.30 $0.30 $0.30 $0.30 $1.20 $0.30 $0.30 $0.30 $0.30 $1.20 Distribution Coverage 1.17x 1.14x 1.14x 1.13x 1.15x 1.39x 1.37x 1.37x 1.37x 1.37x 1.32x 1.32x 1.32x 1.33x 1.32x 1.33x 1.33x 1.34x 1.34x 1.34x 1.43x 1.44x 1.44x 1.44x 1.44x Debt + Preferred Summary YE 2021 Credit Facility due '22 $400 $175 $164 $153 $143 $143 $104 $67 $30 $ -- $ -- $ -- $ -- $ -- $ -- $ -- $ -- $ -- $ -- $ -- $ -- $ -- $ -- $ -- $ -- $ -- Credit Facility due '23 494 494 494 494 494 494 494 494 494 487 487 457 426 394 363 363 330 297 263 230 230 187 145 102 58 58 Fixed Facility due '25 600 600 600 600 600 600 600 600 600 600 600 600 600 600 600 600 600 600 600 600 600 600 600 600 600 600 Fixed Facility due '29 600 600 600 600 600 600 600 600 600 600 600 600 600 600 600 600 600 600 600 600 600 600 600 600 600 600 Fixed Facility due '31 600 600 600 600 600 600 600 600 600 600 600 600 600 600 600 600 600 600 600 600 600 600 600 600 600 600 Finance Lease Liabilities 24242424 242424 24 242424 24 242424 24 242424 24 242424 242424 Total Debt $2,718 $2,493 $2,482 $2,471 $2,461 $2,461 $2,422 $2,385 $2,348 $2,311 $2,311 $2,281 $2,250 $2,218 $2,187 $2,187 $2,154 $2,121 $2,087 $2,054 $2,054 $2,011 $1,969 $1,926 $1,882 $1,882 Cash 361 150 150 150 150 150 150 150 150 150 150 150 150 150 150 150 150 150 150 150 150 150 150 150 150 150 Net Debt $2,357 $2,343 $2,332 $2,321 $2,311 $2,311 $2,272 $2,235 $2,198 $2,161 $2,161 $2,131 $2,100 $2,068 $2,037 $2,037 $2,004 $1,971 $1,937 $1,904 $1,904 $1,861 $1,819 $1,776 $1,732 $1,732 Total Preferred Equity 1,200 1,200.0 1,200.0 1,200.0 1,200.0 1,200.0 1,200.0 1,200.0 1,200.0 1,200.0 1,200.0 1,200.0 1,200.0 1,200.0 1,200.0 1,200.0 1,200.0 1,200.0 1,200.0 1,200.0 1,200.0 1,200.0 1,200.0 1,200.0 1,200.0 1,200.0 Total Debt + Preferred $3,918 $3,693 $3,682 $3,671 $3,661 $3,661 $3,622 $3,585 $3,548 $3,511 $3,511 $3,481 $3,450 $3,418 $3,387 $3,387 $3,354 $3,321 $3,287 $3,254 $3,254 $3,211 $3,169 $3,126 $3,082 $3,082 Net Debt + Preferred 3,557 3,543 3,532 3,521 3,511 3,511 3,472 3,435 3,398 3,361 3,361 3,331 3,300 3,268 3,237 3,237 3,204 3,171 3,137 3,104 3,104 3,061 3,019 2,976 2,932 2,932 Memo: 3 month LIBOR 0.8% 1.4% 1.8% 2.2% 1.6% 2.4% 2.6% 2.8% 2.8% 2.6% 2.5% 2.5% 2.5% 2.5% 2.5% 2.3% 2.3% 2.3% 2.3% 2.3% 2.3% 2.3% 2.3% 2.3% 2.3% Credit Metrics Summary Total Leverage 3.4x 3.5x 3.5x 3.5x 3.4x 3.0x 3.0x 2.9x 2.9x 2.9x 2.9x 2.9x 2.8x 2.8x 2.8x 2.8x 2.7x 2.7x 2.6x 2.6x 2.4x 2.4x 2.3x 2.3x 2.3x Total Leverage (Incl. 100% Pref) 5.1x 5.2x 5.1x 5.1x 5.1x 4.5x 4.5x 4.5x 4.4x 4.4x 4.4x 4.4x 4.3x 4.3x 4.3x 4.3x 4.2x 4.2x 4.2x 4.2x 3.9x 3.8x 3.8x 3.7x3.7x Liquidity Summary Total RCF Commitment $1,760 $1,760 $1,760 $1,760 $1,760 $1,760 $1,760 $1,760 $1,760 $1,760 $1,760 $1,760 $1,760 $1,760 $1,760 $1,760 $1,760 $1,760 $1,760 $1,760 $1,760 $1,760 $1,760 $1,760 $1,760 $1,760 Total RCF Outstanding (894) (669) (658) (647) (637) (637) (598) (561) (524) (487) (487) (457) (426) (394) (363) (363) (330) (297) (263) (230) (230) (187) (145) (102) (58) (58) Revolver Availability 866 $1,091 $1,102 $1,113 $1,123 $1,123 $1,162 $1,199 $1,236 $1,273 $1,273 $1,303 $1,334 $1,366 $1,397 $1,397 $1,430 $1,463 $1,497 $1,530 $1,530 $1,573 $1,615 $1,658 $1,702 $1,702 Cash 361 150 150 150 150 150 150 150 150 150 150 150 150 150 150 150 150 150 150 150 150 150 150 150 150 150 Total Liquidity $1,227 $1,241 $1,252 $1,263 $1,273 $1,273 $1,312 $1,349 $1,386 $1,423 $1,423 $1,453 $1,484 $1,516 $1,547 $1,547 $1,580 $1,613 $1,647 $1,680 $1,680 $1,723 $1,765 $1,808 $1,852 $1,852 105 Source: SHLX management.

TAB C: ADDITIONAL REFERENCE MATERIALS 106

Comparison of the Proposal to Precedent Transactions Premiums Shell Midstream Trading Metrics and Initial Proposal Implied Premium/(Discount) T-1 10-Day VWAP 20-Day VWAP 30-Day VWAP 60-Day VWAP 90-Day VWAP 52-Wk High 52-Wk Low Reference Metric: $12.89 $12.77 $12.83 $12.69 $12.08 $12.10 $16.14 $10.86 Initial Proposal Implied Premium/(Discount) vs. All-Cash MLP Buy-In Precedent Transaction Premiums 105% 56% 45% 34% 39% 24% 23% 23% 19% 11% 13% 12% 11% 11% 18% 10% 10% 7% 7% 2% 1% 0% 0% 3% 3% 3% 2% (4%) (10%) (9%) (17%) (20%) Initial Proposal Implied Premium/(Discount) vs. All MLP Buy-In Precedent Transaction Premiums 261% 56% 45% 34% 25% 24% 23% 29% 11% 19% 10% 10% 9% 9% 8% 8% 7% 7% 14% 2% 1% 0% 0% (1%) (3%) 0% (9%) (10%) (4%) 1% (20%) (61%) Precedents (High-Low Range) Precedents (Mean) Precedents (Median) Initial Proposal 107 Note: Market data as of March 25, 2022. Source: Company disclosure, Wall Street research, FactSet, SHLX proposal received on February 11, 2022.

CONFIDENTIAL

Discounted Cash Flow Analysis Sensitivity | Distribution Discount Model

Distributions based on maintaining a 1.10x distribution coverage ratio

	Projected Forecast Period					
($mm, unless otherwise noted)	2022E	2023E	2024E	2025E	2026E	Terminal
Total Distributable Cash Flow	$540	$645	$618	$621	$666	
(/) Average Units Outstanding (mm)	393.3	393.3	393.3	393.3	393.3	
DCF / Unit ("DCFPU")	$1.37	$1.64	$1.57	$1.58	$1.69	
LP Distribution / Unit ("DPU")	**$1.25**	**$1.49**	**$1.43**	**$1.44**	**$1.54**	**$1.54**
Memo: Implied Coverage	*1.10x*	*1.10x*	*1.10x*	*1.10x*	*1.10x*	
Discounted LP DPU (9.75% Ke)	$1.19	$1.30	$1.13	$1.04	$1.01	

Present Value of LP DPU (9.75% Ke)	**$5.68**
Terminal LP DPU	$1.54
(/) Terminal Yield	7.3%
Terminal Value (Undiscounted)	$21.25
Present Value of Terminal Value (9.75% Ke)	**$13.35**
Memo: % of Total	*70.2%*
Implied Unit Price	**$19.02**

Sensitivity Analysis

		PV of Terminal Value					Implied Unit Price				
		Terminal DPU Yield									
Cost of Equity	PV of DPU	8.00%	7.63%	7.25%	6.88%	6.50%	8.00%	7.63%	7.25%	6.88%	6.50%
12.25%	$5.38	$10.81	$11.34	$11.93	$12.58	$13.30	$16.19	$16.72	$17.31	$17.96	$18.69
11.00%	5.53	11.43	11.99	12.61	13.30	14.07	16.96	17.52	18.14	18.83	19.60
9.75%	5.68	12.10	12.69	13.35	14.08	14.89	17.77	18.37	19.02	19.75	20.57
8.50%	5.83	12.81	13.44	14.13	14.90	15.76	18.64	19.27	19.97	20.74	21.60
7.25%	6.00	13.57	14.24	14.98	15.79	16.70	19.57	20.24	20.98	21.79	22.70

Note: Discounted cash flow analysis based on quarterly distributions discounted to January 1, 2022.
Source: SHLX Management.

INTREPID 108

CONFIDENTIAL

Discounted Cash Flow Analysis Sensitivity | Distribution Discount Model

Distributions based on maintaining a 1.25x distribution coverage ratio

($mm, unless otherwise noted)	2022E	2023E	2024E	2025E	2026E	Terminal
	Projected Forecast Period					
Total Distributable Cash Flow	$541	$649	$624	$629	$676	
(/) Average Units Outstanding (mm)	393.3	393.3	393.3	393.3	393.3	
DCF / Unit ("DCFPU")	$1.38	$1.65	$1.59	$1.60	$1.72	
LP Distribution / Unit ("DPU")	**$1.10**	**$1.32**	**$1.27**	**$1.28**	**$1.37**	**$1.37**
Memo: Implied Coverage	*1.25x*	*1.25x*	*1.25x*	*1.25x*	*1.25x*	
Discounted LP DPU (9.75% Ke)	$1.05	$1.15	$1.01	$0.92	$0.91	

Present Value of LP DPU (9.75% Ke)	**$5.04**
Terminal LP DPU	$1.37
(/) Terminal Yield	7.3%
Terminal Value (Undiscounted)	$18.96
Present Value of Terminal Value (9.75% Ke)	**$11.91**
Memo: % of Total	*70.3%*
Implied Unit Price	**$16.95**

Sensitivity Analysis

		PV of Terminal Value					Implied Unit Price				
		Terminal DPU Yield									
Cost of Equity	PV of DPU	8.00%	7.63%	7.25%	6.88%	6.50%	8.00%	7.63%	7.25%	6.88%	6.50%
12.25%	$4.77	$9.65	$10.12	$10.64	$11.22	$11.87	$14.42	$14.89	$15.42	$16.00	$16.65
11.00%	4.90	10.20	10.70	11.26	11.87	12.56	15.10	15.60	16.16	16.77	17.46
9.75%	5.04	10.79	11.33	11.91	12.56	13.29	15.83	16.36	16.95	17.60	18.32
8.50%	5.18	11.43	11.99	12.61	13.30	14.07	16.61	17.17	17.79	18.48	19.24
7.25%	5.32	12.11	12.71	13.37	14.09	14.91	17.44	18.03	18.69	19.42	20.23

Note: Discounted cash flow analysis based on quarterly distributions discounted to January 1, 2022.
Source: SHLX Management.

INTREPID | 109

CONFIDENTIAL

Discounted Cash Flow Analysis Sensitivity | Distribution Discount Model

Distributions based on maintaining a 1.50x distribution coverage ratio

($mm, unless otherwise noted)	2022E	2023E	2024E	2025E	2026E	Terminal
	Projected Forecast Period					
Total Distributable Cash Flow	$542	$653	$630	$638	$689	
(/) Average Units Outstanding (mm)	393.3	393.3	393.3	393.3	393.3	
DCF / Unit ("DCFPU")	$1.38	$1.66	$1.60	$1.62	$1.75	
LP Distribution / Unit ("DPU")	**$0.92**	**$1.11**	**$1.07**	**$1.08**	**$1.17**	**$1.17**
Memo: Implied Coverage	*1.50x*	*1.50x*	*1.50x*	*1.50x*	*1.50x*	
Discounted LP DPU (9.75% Ke)	$0.88	$0.96	$0.85	$0.78	$0.77	

Present Value of LP DPU (9.75% Ke)	**$4.24**
Terminal LP DPU	$1.17
(/) Terminal Yield	7.3%
Terminal Value (Undiscounted)	$16.11
Present Value of Terminal Value (9.75% Ke)	**$10.12**
Memo: % of Total	*70.5%*
Implied Unit Price	**$14.36**

Sensitivity Analysis

	PV of DPU	PV of Terminal Value					Implied Unit Price				
		Terminal DPU Yield									
Cost of Equity		8.00%	7.63%	7.25%	6.88%	6.50%	8.00%	7.63%	7.25%	6.88%	6.50%
12.25%	$4.02	$8.19	$8.60	$9.04	$9.53	$10.08	$12.21	$12.61	$13.06	$13.55	$14.10
11.00%	4.13	8.66	9.09	9.56	10.08	10.66	12.79	13.22	13.69	14.21	14.79
9.75%	4.24	9.17	9.62	10.12	10.67	11.28	13.41	13.86	14.36	14.91	15.52
8.50%	4.36	9.71	10.19	10.71	11.30	11.95	14.07	14.54	15.07	15.65	16.31
7.25%	4.48	10.29	10.79	11.35	11.97	12.66	14.77	15.27	15.83	16.45	17.14

Note: Discounted cash flow analysis based on quarterly distributions discounted to January 1, 2022.
Source: SHLX Management.

INTREPID | 110

CONFIDENTIAL

Commodity Price Broker Summary

		2022		2023		2024	
Broker	Date	WTI ($/Bbl)	HHUB ($/MMbtu)	WTI ($/Bbl)	HHUB ($/MMbtu)	WTI ($/Bbl)	HHUB ($/MMbtu)
Wells Fargo	3/24/2022	$66.96	$3.60	$62.00	$3.34	$62.00	$3.34
RBC Capital Markets	3/23/2022	98.00	3.85	96.00	3.45	96.29	3.34
Cannacord Genuity	3/22/2022	75.00	n/a	67.50	n/a	67.50	n/a
Goldman Sachs	3/22/2022	116.67	3.21	105.00	n/a	75.00	n/a
Scotiabank	3/18/2022	98.00	4.01	82.00	3.28	71.00	3.10
BMO Capital Markets	3/18/2022	103.00	3.73	80.00	3.60	81.00	3.08
Jefferies	3/18/2022	65.30	3.90	59.00	3.50	n/a	n/a
HSBC	3/16/2022	102.00	3.75	92.00	3.25	82.00	3.25
Macquarie	3/15/2022	79.00	4.49	66.00	4.26	54.00	3.07
Fitch Solutions	3/15/2022	78.00	4.00	79.00	3.90	82.00	3.90
Credit Suisse	3/11/2022	72.00	3.70	65.00	3.25	59.00	3.00
Santander	3/11/2022	91.00	4.00	73.00	3.50	63.00	3.20
BofA Securities	3/8/2022	81.50	3.45	70.00	3.10	57.00	2.60
UBS	3/6/2022	75.44	4.43	69.22	3.49	65.00	3.15
JP Morgan	3/2/2022	72.82	3.69	66.89	3.36	n/a	n/a
Morgan Stanley	2/7/2022	76.08	3.84	69.32	3.43	67.50	3.25
Low		**$65.30**	**$3.21**	**$59.00**	**$3.10**	**$54.00**	**$2.60**
High		**$116.67**	**$4.49**	**$105.00**	**$4.26**	**$96.29**	**$3.90**
Median		**$78.50**	**$3.84**	**$69.66**	**$3.44**	**$67.50**	**$3.18**
Mean		**$84.42**	**$3.84**	**$75.12**	**$3.48**	**$70.16**	**$3.19**
Strip		**$103.29**	**$5.58**	**$87.30**	**$4.41**	**$78.96**	**$3.71**

Note: Market data as of March 25, 2022.
Source: Wall Street research, FactSet, Bloomberg.

INTREPID | 111

SHLX Trading Volume Breakdown | Prior to Initial Proposal The public float has “turned over” 5.9x over the last 24 months; 69% of units have traded below $12.89/unit Trading Volume at Various Trading Prices (mm units) Last 12 Months (Ending 2/10/22) Last 24 Months (Ending 2/10/22) 57% of volume has traded below 69% of volume has traded below Initial Proposal Price ($12.89) Initial Proposal Price ($12.89) 408.0 209.7 126.3 100.7 96.2 75.6 53.2 13.6 6.9 2.4 2.8 1.9 -- -- -- -- $6.00 - $8.00 - $10.00 - $12.89 - $14.00 - $16.00 - $18.00 - $20.00 - $6.00 - $8.00 - $10.00 - $12.89 - $14.00 - $16.00 - $18.00 - $20.00 - $8.00 $10.00 $12.89 $14.00 $16.00 $18.00 $20.00 $22.00 $8.00 $10.00 $12.89 $14.00 $16.00 $18.00 $20.00 $22.00 % of Current --% --% 169% 43% 81% 2% --% --% 2% 78% 330% 61% 102% 11% 6% 2% (1) Float % of Units --% --% 53% 14% 26% 1% --% --% 1% 24% 104% 19% 32% 3% 2% 0% Outstanding % of Units --% --% 57% 15% 28% 1% --% --% 0% 13% 56% 10% 17% 2% 1% 0% Traded Note: Market data as of February 10, 2022. 112 (1) Excludes 269.6mm units collectively held by Shell plc, directors and executive officers. Source: FactSet, company disclosure.

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